UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

SCHEDULE 14A information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

_______________________________

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☐	Soliciting Material under §240.14a-12

ENTERA BIO LTD.

(Name of Registrant as Specified In Its Charter)

___________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Fellow Entera Shareholders,

Thank you for your continued trust in our mission and for your support through this journey that we started together four years ago.

I am writing to you in connection with our upcoming Special Meeting of Shareholders, scheduled for November 24, 2026. The accompanying proxy statement describes the proposals on which you are being asked to vote. I encourage you to read it carefully, and I want to take this opportunity to provide some brief context.

The first half of 2026 marked one of the most consequential periods in Entera’s history and initiates a new chapter in our evolution. In July we announced the completion of a transformational private placement, raising approximately $275 million in gross proceeds, led by BVF Partners L.P. and joined by a distinguished group of leading institutional healthcare investors.

This financing provides Entera with capital that we expect to fully fund our Phase 3 registrational program of EB613 and extends our cash runway into 2030 so that we may continue to expand our core team of global leaders, luminaries and pioneers, deliver on our pipeline and expand our scientific footprint as a leader in the field of oral peptide therapeutics.

As a reminder, the terms of our July 2026 private placement, including key corporate governance and equity compensation-related provisions, were publicly announced at the time and have been described in our prior SEC filings.

The Special Meeting presents eight proposals for your consideration, five of which derive from our previously reported agreements entered into in connection with the private placement. Specifically, these “Supported Proposals” seek your approval of: (1) an increase in the number of ordinary shares issuable under our 2018 Equity Incentive Plan to ensure we have sufficient equity capacity as we scale; (2) a one-time equity grant to me as your CEO; and (3) one-time equity grants to our Chief Financial Officer, Chief Operating Officer, and Chief of Research and Development. In addition, the Special Meeting includes proposals to approve an updated compensation policy, amend non-executive director compensation, and provide an extension of the post-termination exercise period for options granted to officers and directors.

I, together with the other members of our Board of Directors, unanimously recommend that you vote FOR each of the eight proposals, which we believe provide the proper, market benchmarked compensation for our management and independent directors going forward.

At Entera, we are driven by our mission to develop transformative oral peptide medicines and invest in therapeutic spaces that require urgent attention, starting with EB613 — the first oral anabolic tablet in development for postmenopausal women with osteoporosis.

The milestones ahead of us are significant, and I am deeply grateful for the steadfast support that allows our team to pursue them with conviction.

Your vote matters, and we look forward to your continued partnership.

With gratitude,

Miranda Toledano

Chief Executive Officer and Director

Kiryat Hadassah Minrav Building - Fifth Floor Jerusalem, Israel
NOTICE OF 2026 SPECIAL MEETING OF SHAREHOLDERS

[____], 2026

NOTICE IS HEREBY GIVEN that the 2026 Special Meeting of Shareholders (the “Special Meeting”) of Entera Bio Ltd., a company formed under the laws of the State of Israel (“we,” “Entera,” or the “Company”), will be held on Tuesday, November 24, 2026 at 08:00 AM Eastern Time, at our offices located at Kiryat Hadassah, Minrav Building – Fifth Floor, Jerusalem Israel 9112002.

Proposals One through Five set forth below are being presented to shareholders following, and in connection with, the consummation of the Company’s private placement, which was publicly announced on July 27, 2026, and closed on July 28, 2026, and which is more fully described in the enclosed proxy statement.

The Special Meeting is being held for the following Agenda Items:

1.	To approve an amendment to the Company’s 2018 Equity Incentive Plan (the “2018 Plan”) to increase the number of Ordinary Shares issuable thereunder by 13,937,915 Ordinary Shares;

2.	To approve a one-time equity grant, as described in the accompanying proxy statement, to Ms. Miranda Toledano, our Chief Executive Officer and a Director;

3.	To approve a one-time equity grant, as described in the accompanying proxy statement, to Ms. Dana Yaacov-Garbeli, our Chief Financial Officer;

4.	To approve a one-time equity grant, as described in the accompanying proxy statement, to Mr. Hillel Galitzer, our Chief Operating Officer;

5.	To approve a one-time equity grant, as described in the accompanying proxy statement, to Mr. Gregory Burshtein, our Chief of Research and Development;

6.	To approve the amended and restated compensation policy for the directors and officers of the Company, as described in the accompanying proxy statement and attached as Appendix B thereto;

7.	To approve the amended terms of compensation of the Company’s non-executive directors; and

8.	To approve the extension of the post-termination exercise period for options granted or to be granted to the Company’s officers and directors, as described in the accompanying proxy statement.

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

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The foregoing proposals are described more fully in the enclosed proxy statement. We urge you to read the enclosed proxy statement in its entirety. The Special Meeting constitutes an extraordinary general meeting of the Company’s shareholders for purposes of the Israeli Companies Law and the Articles, under which all general meetings other than the annual general meeting are referred to as extraordinary meetings.

Only holders of record of our ordinary shares, par value NIS 0.0000769 per share (the “Ordinary Shares”), at the close of business on Thursday, October 1, 2026, are entitled to notice of and to attend and vote at the Special Meeting and any adjournments thereof. The vote required to approve the resolutions to be presented is set forth in each proposal brought for shareholders’ approval in the accompanying proxy statement.

Whether or not you expect to be present at the Special Meeting, please vote using the Internet, or by mail, in each case by following the instructions in our proxy statement. Shareholders who execute a proxy may nevertheless attend the Special Meeting, revoke their proxy and vote their shares in person.

Shareholders of record who do not expect to attend the Special Meeting in person are kindly requested to mark, date, sign and mail the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope as promptly as possible to our address below, c/o Dana Yaacov-Garbeli, our Chief Financial Officer. You may also vote your shares through the internet by going to www.voteproxy.com and following the on-screen instructions or scanning the QR code located on the proxy card with your smartphone. Please have your proxy card available when you access the webpage. Internet voting is available until 11:59 p.m. Eastern Time on Monday, November 23, 2026. If voting by mail, the proxy must be received at our registered office at least four (4) hours prior to the Special Meeting (that is, by 04:00 a.m. (Eastern time), Tuesday, November 24, 2026) to be validly included in the tally of Ordinary Shares voted at the Special Meeting. Detailed proxy voting instructions are provided both in the proxy statement and on the enclosed proxy card.

If you are the record holder of your Ordinary Shares, you can also authorize the voting of your shares over the Internet by following the instructions provided above or in the proxy statement. Ordinary Shares can be voted at the Special Meeting only if the holder is present or represented by proxy.

We will be using the U.S. Securities and Exchange Commission’s “Notice and Access” rules, which allows us to make the Notice of the Special Meeting, proxy statement and form of proxy (collectively, the “Proxy Materials”) available on the Internet, as the primary means of furnishing Proxy Materials to our shareholders. On or about [____], 2026, we will mail to all of our shareholders a Notice of Internet Availability of Proxy Materials, which contains instructions for accessing our Proxy Materials on the Internet and voting by telephone or on the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions for requesting a printed set of Proxy Materials. The Proxy Materials are available online at www.eqproxyportal.com/22270/special.

A Notice of Internet Availability of Proxy Materials, this proxy statement and the form of proxy are first being made available to shareholders on or about [____], 2026.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Geno J. Germano
Geno J. Germano
Chairman of the Board

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

- ii -

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

- iii -

Kiryat Hadassah Minrav Building - Fifth Floor Jerusalem, Israel
PROXY STATEMENT

Proxy Statement for Special Meeting of Shareholders

You are receiving this proxy statement and the enclosed proxy card because you owned ordinary shares, par value NIS 0.0000769 per share (the “Ordinary Shares”), of Entera Bio Ltd. (referred to as the “Company,” “Entera,” “we,” “us,” or “our”), as of the close of business on Thursday, October 1, 2026 (the “Record Date”), which entitles you to attend and vote at the 2026 Special Meeting of Shareholders (the “Special Meeting”). The Company’s board of directors (the “Board”) is soliciting proxies from shareholders who wish to vote at the Special Meeting. By use of a proxy, you can vote even if you do not attend the Special Meeting. This proxy statement describes the matters on which you are being asked to vote and provides information on those matters so that you can make an informed decision.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on November 24, 2026

This proxy statement is available online at www.eqproxyportal.com/22270/special. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Annual Report”) is available, free of charge, through the Investors — SEC Filings section of our website at https://investors.enterabio.com/.

We will be using the U.S. Securities and Exchange Commission’s (the “SEC”) “Notice and Access” rules, which allow us to make the Notice of the Special Meeting, proxy statement and form of proxy (collectively, the “Proxy Materials”) available on the Internet, as the primary means of furnishing Proxy Materials to our shareholders. On or about [____], 2026, we began mailing to all of our shareholders a Notice of Internet Availability of Proxy Materials, which contains instructions for accessing our Proxy Materials on the Internet and voting by telephone or on the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions for requesting a printed set of Proxy Materials.

We believe the electronic method of delivery under the “Notice and Access” model will decrease postage and printing expenses, expedite delivery of Proxy Materials to you and reduce our environmental impact. We encourage you to take advantage of the availability of the Proxy Materials on the Internet. If you received the Notice but would like to receive a full printed set of the Proxy Materials in the mail, you may follow the instructions in the Notice of Internet Availability of Proxy Materials for requesting such materials.

Date, Time and Place of the Special Meeting

We will hold the Special Meeting on Tuesday, November 24, 2026, at 8:00 a.m. Eastern Time at Kiryat Hadassah, Minrav Building – Fifth Floor, Jerusalem Israel 9112002.

INFORMATION ABOUT OUR SPECIAL MEETING

Q:     Who may vote at the Special Meeting?

A:     You may vote all of the Ordinary Shares that you owned at the close of business on Thursday, October 1, 2026 (the “Record Date”). On the Record Date, there were [__] Ordinary Shares outstanding and entitled to be voted at the Special Meeting. You may cast one vote for each Ordinary Share held by you as of the Record Date on all matters presented at the Special Meeting for shareholders’ approval.

You do not need to attend the Special Meeting to vote your Ordinary Shares. Ordinary Shares represented by valid proxies, received in time for the Special Meeting and not revoked prior to the Special Meeting, will be voted at the Special Meeting. See “How do I vote?” below.

Q:      Have any shareholders agreed to vote in favor of certain proposals at the Special Meeting?

A:      Yes. On July 26, 2026, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional and accredited investors (collectively, the “Purchasers”), providing for a private placement of Ordinary Shares and pre-funded warrants to purchase Ordinary Shares (the “Pre-Funded Warrants”) for aggregate gross proceeds of approximately $275.0 million (the “Private Placement”). The Private Placement closed on July 28, 2026. In connection with the Private Placement, the Company and the Purchasers agreed upon an increase in the pool of Ordinary Shares reserved for equity awards under the 2018 Plan, which is presented at the Special Meeting as Proposal One. In addition, each Purchaser agreed to vote the Ordinary Shares beneficially held by such Purchaser in favor of certain equity awards to the Company’s Chief Executive Officer and to certain other named executive officers, which were formally approved by the Board following the closing of the Private Placement and are presented at the Special Meeting as Proposals Two, Three, Four and Five (Proposals One through Five, (inclusive), the “Supported Proposals”).

Each Purchaser has agreed under the Securities Purchase Agreement to vote all Ordinary Shares beneficially held by it in favor of each of the Supported Proposals. See the section titled “Security Ownership” in this proxy statement for such Purchasers’ beneficial ownership of the Ordinary Shares. While the Purchasers are entitled to vote on Proposal Six, Proposal Seven and Proposal Eight, they are not obligated under the Securities Purchase Agreement to do so.

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

Q:     Why are shareholders being asked to approve Proposals Two through Eight (inclusive)?

A:     We are an Israeli public company subject to the Israeli Companies Law and the applicable laws and regulations. Under the Israeli Companies Law, the terms of compensation of the Company’s directors require the approval of our shareholders, and the terms of compensation of the Company’s officers require the approval of our shareholders if such terms are outside the ranges set forth in the Company’s compensation policy.

Q:     What constitutes a quorum, and why is a quorum required?

A:      A quorum is required to conduct business at the Special Meeting. Pursuant to our Amended and Restated Articles of Association (the “Articles”), the presence, in person or by proxy, of at least two shareholders who hold in the aggregate at least 25% of the voting power of our issued and outstanding shares constitutes a quorum. A proxy may be deemed to be two (2) or more shareholders pursuant to the number of shareholders it represents. Under applicable Nasdaq rules, however, a quorum must consist of not less than an aggregate of 33 1/3% of the voting power of our issued and outstanding shares. Therefore, notwithstanding the lower percentage set forth in our Articles, we will require the greater percentage mandated by Nasdaq in order to determine the presence of a quorum. If a quorum is not present within half an hour following the time scheduled for the Special Meeting, the Special Meeting will be adjourned to the same day in the following week (at the same time and place), or to a later time and date if so specified in the notice of the Special Meeting, unless such day shall fall on a statutory holiday (either in Israel or in the United States), in which case the Special Meeting will be adjourned to the first business day afterwards. If at such adjourned meeting a quorum as specified above is not present within half an hour following the time designated for holding the Special Meeting, subject to certain exceptions, the Articles allow that any two shareholders present in person or by proxy shall constitute a quorum at the adjourned meeting. Under applicable Nasdaq rules, however, a quorum must consist of not less than an aggregate of 33 1/3% of the voting power of our issued and outstanding shares.

Q:     What is the difference between a shareholder of record and a beneficial owner?

A:     If your Ordinary Shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are the “shareholder of record” with respect to those Ordinary Shares. If your Ordinary Shares are held by a brokerage firm, bank, trustee or other agent (a “nominee”), then you are the “beneficial owner” of Ordinary Shares held in “street name.” If you hold your Ordinary Shares through a nominee, then the Notice of Internet Availability of Proxy Materials, and, if applicable, this proxy statement, the Notice of Special Meeting and the accompanying proxy have been forwarded to you by that nominee who is considered, with respect to those Ordinary Shares, the shareholder of record. As the beneficial owner, you have the right to direct your nominee on how to vote your Ordinary Shares by following the instructions provided by your nominee for voting.

If you hold Ordinary Shares through a nominee, it is critical that you instruct the nominee how to vote your Ordinary Shares if you want your Ordinary Shares to be voted. See “What if I am a beneficial shareholder and I do not give the nominee voting instructions?” below.

Q:     Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?

A:    We are distributing our Proxy Materials to certain shareholders via the Internet under the SEC’s “Notice and Access” rules. This approach conserves natural resources and reduces our distribution costs, while providing a timely and convenient method of accessing the Proxy Materials and voting. On or about [____], 2026, we began mailing a “Notice of Internet Availability of Proxy Materials” to participating shareholders containing instructions on how to access the proxy materials on the Internet and how to vote.

Q:     How do I vote?

A:     If you are a shareholder of record, you may vote:

•        via Internet;

•        by mail; or

•        in person at the Special Meeting.

Shareholders of record who do not expect to attend the Special Meeting in person are kindly requested to mark, date, sign and mail the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope as promptly as possible to our address below, c/o Dana Yaacov-Garbeli, our Chief Financial Officer. You may also vote your shares through the Internet by going to www.voteproxy.com and following the on-screen instructions or scanning the QR code located on the proxy card with your smartphone. Please have your proxy card available when you access the webpage. Internet voting is available until 11:59 p.m. Eastern Time on Monday, November 23, 2026. Your Internet delivery authorizes the named proxy holders to vote your shares in the same manner as if you marked, signed and returned your proxy by mail. If voting by mail, the proxy must be received at our registered office at least four (4) hours prior to the Special Meeting (that is, by 04:00 a.m. Eastern Time on Tuesday, November 24, 2026) to be validly included in the tally of Ordinary Shares voted at the Special Meeting. Detailed proxy voting instructions are provided both in the proxy statement and on the enclosed proxy card.

If you hold Ordinary Shares through a nominee, you must follow the voting procedures of your nominee included with your proxy materials. If your shares are held by a nominee and you intend to vote at the Special Meeting, please bring with you evidence of your ownership as of the Record Date (such as a letter from your nominee confirming your ownership or a bank or brokerage firm account statement).

If you provide specific instructions (by marking a box) with regard to the proposals, your shares will be voted as you instruct. If you sign and return your proxy card or voting instruction form, the persons named as proxies will vote in their discretion on any other matters that properly come before the Special Meeting and are not included in the proposals set forth above under “Agenda Items.” Please also see “What if I sign and return my proxy without making any selections?” below.

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

Q:     What am I voting on and what are the Board’s recommendations?

At the Special Meeting you will be asked to vote on the following eight proposals. Our Board recommendation for each proposal is set forth below.

Proposal		Board Recommendation
1.	To approve an amendment to the Company’s 2018 Equity Incentive Plan to increase the number of Ordinary Shares issuable thereunder by 13,937,915 Ordinary Shares;	FOR

2.	To approve a one-time equity grant to Ms. Miranda Toledano, our Chief Executive Officer and a Director;	FOR

3.	To approve a one-time equity grant to Ms. Dana Yaacov-Garbeli, our Chief Financial Officer;	FOR

4.	To approve a one-time equity grant to Mr. Hillel Galitzer, our Chief Operating Officer;	FOR

5.	To approve a one-time equity grant to Mr. Gregory Burshtein, our Chief of Research and Development;	FOR

6.	To approve the amended and restated compensation policy for the directors and officers of the Company;	FOR

7.	To approve the amended terms of compensation of the Company’s non-executive directors;	FOR

8.	To approve the extension of the post-termination exercise period for share options granted or to be granted to the Company’s officers and directors;	FOR

Proposals One through Five described above are being presented to shareholders following, and in connection with, the consummation of the Company’s private placement, which was publicly announced on July 27, 2026, and closed on July 28, 2026, and which is more fully described in the enclosed proxy statement.

Q:     What happens if additional matters are presented at the Special Meeting?

A:     Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Special Meeting. If you grant a proxy, the persons named as attorneys-in-fact, agents and proxy holders, Miranda Toledano and Dana Yaacov-Garbeli, will have the discretion to vote your Ordinary Shares on any additional matters properly presented for a vote at the Special Meeting in accordance with the Israeli Companies Law, 5759-1999 and the regulations promulgated thereunder (together, the “Israeli Companies Law”) and our Articles.

Q:     What if I abstain on a proposal?

A:     If you sign and return your proxy marked “abstain” on any proposal, your Ordinary Shares will not be voted on that proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote. However, your Ordinary Shares will be counted for purposes of determining whether a quorum is present.

Q:     What if I sign and return my proxy without making any selections?

A:     If you sign and return your proxy without making any selections, your Ordinary Shares will be voted “FOR” Proposals One through Eight described in this proxy statement. If other matters properly come before the Special Meeting, Miranda Toledano and Dana Yaacov-Garbeli will have the authority to vote on those matters for you at their discretion. As of the date of this proxy statement, we are not aware of any matters that will come before the Special Meeting other than those disclosed in this proxy statement.

Q:     What if I am a beneficial shareholder and I do not give the nominee voting instructions?

A:     If you are a beneficial shareholder and your Ordinary Shares are held in the name of a nominee, the nominee is bound by the rules of the New York Stock Exchange regarding whether it can exercise discretionary voting power for any particular proposal if such nominee has not received voting instructions from you. Nominees have the authority to vote shares for which their customers do not provide voting instructions on “routine” matters. None of Proposals One through Eight is intended to be treated as a routine matter. As a result, your nominee may not be permitted to exercise discretion and vote your Ordinary Shares for or against any of these proposals without your instructions. A “broker non-vote” occurs when a nominee who holds shares for a beneficial owner submits a proxy but does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the beneficial owner of the shares. Broker non-votes are included in the calculation of the number of votes considered to be present at the Special Meeting for purposes of determining the presence of a quorum but are not counted as votes cast for or against any matter.

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

Q:     Can I change my vote or revoke my proxy after I have delivered my proxy?

A:     Yes, you may change your vote or revoke your proxy prior to the Special Meeting. If you are a shareholder of record, you may change your vote by delivering to our Chief Financial Officer, at the address set forth under “Where to Obtain Additional Information”, a written notice of revocation or a duly executed proxy bearing a later date (but not less than 24 hours before the Special Meeting) or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in and of itself constitute revocation of a vote. If you are a beneficial owner, you must contact your nominee to change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote in person at the Special Meeting.

Q:     Who can attend the Special Meeting?

A:     Only shareholders of record as of the Record Date and our invited guests may attend the Special Meeting. To gain admittance, you must bring a form of personal identification to the Special Meeting, where your name will be verified against our shareholder list. If a broker or other nominee holds your Ordinary Shares and you plan to attend the Special Meeting, you should bring a recent brokerage statement showing your ownership of the Ordinary Shares as of the Record Date, a letter from the broker confirming such ownership, and a form of personal identification.

Q:     If I plan to attend the Special Meeting, should I still vote by proxy?

A:     Yes. Casting your vote in advance does not affect your right to attend the Special Meeting.

If you vote in advance and also attend the Special Meeting, you do not need to vote again at the Special Meeting unless you want to change your vote. Written ballots will be available at the Special Meeting for shareholders of record.

Beneficial shareholders who wish to vote in person must request a legal proxy from the broker or other nominee and bring that legal proxy to the Special Meeting.

Q:     How many votes are required for approval of each of the proposals?

A:     Each of Proposals One, Two, Three, Four, Five, Six, Seven and, Eight requires the affirmative vote of a simple majority of our Ordinary Shares cast in person or by proxy at the Special Meeting, meaning that more votes must be cast “for” than “against” a given proposal. Abstentions and broker non-votes have no effect on the outcome of any proposal. Under the Israeli Companies Law, each of Proposals Two, Three, Four, Five, Six, Seven and Eight may also require, if necessary pursuant to the Israeli Companies Law and in addition to the simple majority vote described above, that either: (i) the Ordinary Shares voting in favor of the proposal include at least a majority of the shareholders who are neither controlling shareholders of the Company nor have a personal interest with respect to the proposal voting on the matter (excluding abstaining shareholders); or (ii) the total shareholdings of the shareholders who are not controlling shareholders of the Company and do not have a personal interest who vote against the proposal do not represent more than 2% of the voting rights in the Company. We refer to this threshold in this proxy statement as a “Special Majority.”

We are not aware of any shareholders that would be deemed to be a controlling shareholder of our Company as of the date hereof for purposes of Proposals Two, Three, Four, Five, Six, Seven and Eight.

The term “controlling shareholder” means a shareholder having the ability to direct the activities of a company, other than by virtue of being an “Office Holder” (as defined under the Israeli Companies Law, which includes directors, the CEO, other executive officers and any other managers directly subordinate to the CEO). Additionally, under the Israeli Companies Law, a shareholder is considered a controlling shareholder (for the purposes of calculating votes in respect of matters involving a personal interest) if the shareholder holds 25% or more of the voting rights in a company (where no other shareholder holds a greater number of voting rights) and/or is otherwise a controlling shareholder as described above.

Under the Israeli Companies Law, a “personal interest” of a shareholder in an act or transaction of a company includes: (i) a personal benefit, gain or other interest of (a) the shareholder, (b) any relative of the shareholder; (c) a company with respect to which the shareholder (or any such relative) serves as a director or the chief executive officer, owns at least 5.0% of the shares or voting rights or has the right to appoint a director or the chief executive officer; and (d) a person acting as a proxy for the shareholder (even if the shareholder himself does not have a personal interest), and (ii) excludes an interest arising solely from the ownership of shares. The term “relative” means a spouse, sibling, parent, grandparent and child, and child, sibling or parent of a spouse or the spouse of any of the foregoing.

The Israeli Companies Law requires each shareholder voting on Proposals Two, Three, Four, Five, Six, Seven and Eight to indicate whether the shareholder is a controlling shareholder or has a personal interest in the approval of the proposal.

According to the Israeli Companies Law Regulations (exemptions for companies whose securities are listed for trading on a stock exchange outside of Israel) 5760-2000 (the “Relief Regulations”), by signing and submitting the accompanying proxy card, a shareholder declares and approves that it, he or she is not a controlling shareholder and has no personal interest in the approval of Proposals Two, Three, Four, Five, Six, Seven and Eight except if such shareholder notified the Company of such personal interest in writing. If you believe that you have a personal interest in any of the items on the Special Meeting agenda and wish to inform the Company of such personal interest, you should submit such information in advance of voting to the Company at its registered offices at Kiryat Hadassah Minrav Building, 5th Floor, Jerusalem 9122002, Israel, to the attention of Dana Yaacov-Garbeli, our Chief Financial Officer. Alternatively, you may also contact the representative managing your account, who could then contact us on your behalf.

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

Q:     Where can I find voting results of the Special Meeting?

A:     We will announce at the Special Meeting the results for the proposals voted upon, and we will publish final detailed voting results in a Current Report on Form 8-K within four business days following the Special Meeting.

Q.     Where can I find additional copies of this proxy statement?

A:     Copies of this proxy statement are available on our website at https://investors.enterabio.com, under the Investors – SEC Filings tab, at www.eqproxyportal.com/22270/specialand on the SEC website, www.sec.gov.

Q:     Where can I find more information?

A:     Our website is located at www.enterabio.com. We make available, free of charge, on our investors section under the heading “SEC Filings” our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is included in this report only as an inactive textual reference. Information contained on, or available through, our website is not incorporated by reference in, or made a part of, this report.

SECURITY OWNERSHIP

The following table sets forth information known to us with respect to the beneficial ownership of our Ordinary Shares as of September 18, 2026 by:

•	each person or entity known by us to own beneficially 5% or more of our outstanding Ordinary Shares;

•	each of our directors and executive officers individually; and

•	all of our executive officers and directors as a group.

According to our transfer agent, as of September 18, 2026, there were 70 record holders of our Ordinary Shares. None of our shareholders has different voting rights from other shareholders.

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

The beneficial ownership of our Ordinary Shares is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership, generally, includes any shares over which a person exercises sole or shared voting or investment power. For purposes of the table and the related footnotes, unless described otherwise within the footnotes, we deem Ordinary Shares issuable pursuant to options or warrants that are currently exercisable or exercisable within 60 days as of September 18, 2026, to be outstanding and to be beneficially owned by the person holding the options or warrants for the purposes of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person, except with respect to the percentage ownership of all executive officers and directors as a group. The percentage of Ordinary Shares beneficially owned is based on 173,922,428 Ordinary Shares outstanding as of September 18, 2026. The beneficial ownership data provided below is based solely on information available to our Company and, in the case of major shareholders who are not otherwise officers or directors, has not been verified further. Except where otherwise indicated, we believe, based on information furnished to us by such owners, that the beneficial owners of the Ordinary Shares listed below have sole investment and voting power with respect to such shares.

Unless otherwise noted below, each shareholder’s address is c/o Entera Bio Ltd., Kiryat Hadassah, Minrav Building - Fifth Floor, Jerusalem, Israel.

	Number and Percentage of
Name	Ordinary Shares
	Number	Percent
5% or Greater Shareholders (other than directors and executive officers)
Biotechnology Value Fund LP (1)	17,412,893	9.99%
Vivo Opportunity, LLC (2)	12,254,901	7.05%
TCG Crossover GP III, LLC (3)	12,254,901	7.05%
Executive Officers and Directors:
Miranda Toledano (4)	2,910,772	1.65%
Hillel Galitzer (5)	829,153	*
Sean Ellis (6)	676,191	*
Dana Yaacov-Garbeli (7)	671,827	*
Gregory Burshtein (8)	562,013	*
Yonatan Malca (9)	528,290	*
Haya Taitel (10)	314,878	*
Geno J. Germano (11)	97,275	*
Steven D. Rubin (12)	66,671	*
All Directors and Executive Officers as a Group (9 persons) (13)	6,657,069	3.72%

* Less than 1%

(1)	Pursuant to the Schedule 13D filed with the SEC on August 4, 2026 regarding Biotechnology Value Fund, L.P. holdings, the holder owns(i) 17,052,893 Ordinary Shares, (ii)17,245,484 Ordinary Shares underlying Pre-Funded Warrants and (iii) purchase warrants to acquire 11,741,683 Ordinary Shares. The Pre-Funded Warrants and purchase warrants include a 9.99% ownership blocker and, as a result, are not fully included in the ownership amount.

BVF I GP LLC, as general partner of BVF I, may be deemed to beneficially own the shares held by BVF I. BVF II GP LLC, as general partner of BVF II, may be deemed to beneficially own the shares held by BVF II. BVF GP Holdings LLC, as the sole member of BVF I GP LLC and BVF II GP LLC, may be deemed to beneficially own the shares beneficially owned by BVF I and BVF II. BVF Partners OS Ltd, as general partner of BVF Trading, may be deemed to beneficially own the shares beneficially owned by BVF Trading. BVF Partners L.P. (“BVF Partners”), as the sole member of BVF Partners OS Ltd. and the investment adviser of each of BVF I, BVF II, BVF Trading and MSI, may be deemed to beneficially own the shares beneficially owned by BVF I, BVF II, BVF Trading and MSI. BVF Inc., as general partner of BVF Partners, and Mark N. Lampert, as officer and director of BVF Inc., may be deemed to beneficially own the shares beneficially owned by BVF Partners and has shared voting and dispositive power over such shares. Each of BVF I GP LLC, BVF II GP LLC, BVF GP Holdings LLC, BVF Partners OS Ltd., BVF Partners, BVF Inc. and Mr. Lampert disclaim beneficial ownership over the shares. he principal business address of the BVF Entities is 44 Montgomery Street, 40th Floor, San Francisco, CA 94104.

(2)	Pursuant to Schedule 13G filed with the SEC on August 4, 2026 regarding the securities are held of record by Vivo Opportunity, LLC is the general partner of Vivo Opportunity Fund Holdings, L.P., Vivo Opportunity Co-Invest, L.P. and Vivo Opportunity Co-Invest (Cycle 3), L.P. Kevin Dai, Gaurav Aggarwal, Frank Kung and Shan Fu are the managing members of Vivo Opportunity, LLC and may be deemed to share voting, investment and dispositive power over the shares held by Vivo Opportunity Fund Holdings, L.P., Vivo Opportunity Co-Invest, L.P. and Vivo Opportunity Co-Invest (Cycle 3), L.P. Vivo Opportunity Cayman, LLC is the General Partner of Vivo Opportunity Cayman Fund, L.P. and Kevin Dai, Gaurav Aggarwal, Frank Kung and Shan Fu are managing members of Vivo Opportunity Cayman, LLC. They may be deemed to share voting, investment and dispositive power over the shares held by Vivo Opportunity Cayman Fund, L.P. The address of the entities referenced in this footnote is 192 Lytton Avenue, Palo Alto, CA 94301.

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

(3)	Pursuant to Schedule 13G filed with the SEC on August 4, 2026 regarding the securities are held of record by TCG Crossover Fund III, L.P. TCG Crossover GP III, LLC is the general partner of TCG Crossover Fund III, L.P. and may be deemed to have voting, investment, and dispositive power with respect to these securities. Chen Yu is the sole managing member of TCG Crossover GP III, LLC and may be deemed to share voting, investment and dispositive power with respect to these securities. The business address for the foregoing is 245 Lytton Ave., Suite 350, Palo Alto, CA 94301.

(4)	Consists of (i) 531,716 Ordinary Shares, (ii) 23,952 Ordinary Shares underlying warrants to acquire Ordinary Shares, (iii) 105,140 Ordinary Shares underlying RSUs to acquire Ordinary Shares, and (iv) 2,249,964 Ordinary Shares underlying options to acquire Ordinary Shares.

(5)	Consists of (i) 108,821 Ordinary Shares, (ii) 18,248 Ordinary Shares underlying RSUs to acquire Ordinary Shares and (iii) 702,083 Ordinary Shares underlying options to acquire Ordinary Shares.

(6)	Consists of (i) 208,132 Ordinary Shares and (ii) 468,059 Ordinary Shares underlying options to acquire Ordinary Shares.

(7)	Consists of (i) 127,646 Ordinary Shares, (ii) 14,599 Ordinary Shares underlying RSUs to acquire Ordinary Shares and (iii) 529,583 Ordinary Shares underlying options to acquire Ordinary Shares.

(8)	Consists of (i) 123,340 Ordinary Shares, (ii) 21,898 Ordinary Shares underlying RSUs to acquire Ordinary Shares and (iii) 416,775 Ordinary Shares underlying options to acquire Ordinary Shares.

(9)	Consists of (i) 100,231 Ordinary Shares and (ii) 428,059 Ordinary Shares underlying options to acquire Ordinary Shares.

(10)	Consists of (i) 119,269 Ordinary Shares and (ii) 195,609 Ordinary Shares underlying options to acquire Ordinary Shares.

(11)	Consists of (i) 65,014 Ordinary Shares and (ii) 32,261 Ordinary Shares underlying options to acquire Ordinary Shares.

(12)	Consists of (i) 34,117 Ordinary Shares and (ii) 32,554 Ordinary Shares underlying options to acquire Ordinary Shares.

(13)	Consists of (i) 1,418,285 Ordinary Shares, (ii) 23,952 Ordinary Shares underlying warrant to acquire Ordinary Shares, (iii) 159,885 RSUs to acquire Ordinary Shares and (iv) 5,054,947 Ordinary Shares underlying options to acquire Ordinary Shares.

SECURITies authorized for issuance under equity compensation plans

The following table provides certain information as of December 31, 2025, with respect to our equity compensation plans under which our equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, RSUs, warrants and rights (#)	Weighted-average exercise price of outstanding options, RSUs, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders
2013 Plan	810,550	$6.31	-
2018 Plan	8,615,707	$1.95	2,052,375
Equity compensation plans not approved by security holders	-	-	-
Total	9,426,257	$2.32	2,052,375

Executive Compensation

As part of its commitment to robust compensation governance, the Compensation Committee conducts an annual review of the Company’s compensation policy against market benchmarks, including through the engagement of independent external compensation consultants and the use of comprehensive compensation surveys. This annual review process is designed to ensure that the Company’s compensation framework remains competitive, appropriately reflects the Company’s stage of development and peer-group positioning, and continues to serve the Company’s objectives of attracting, retaining and incentivizing highly qualified executives and directors.

As part of the most recent review cycle, the Compensation Committee reviewed updated external compensation surveys prepared by independent compensation consultants. The surveys indicated that the Company’s executive and director compensation levels were generally below market benchmarks. In light of these findings, the Compensation Committee and the Board determined that it would be advisable to amend the Company’s compensation policy, and the terms of compensation of its non-executive directors, to bring the Company’s compensation framework in line with competitive market levels for clinical-stage biopharmaceutical companies, thereby positioning the Company to attract and retain highly qualified management and directors. The amended policy is intended to be effective for the next three years, or such longer period as permitted under the Israeli Companies Law.

The Compensation Committee and the Board have approved, and recommend that shareholders approve, the proposed amendments to the Company’s compensation policy and the terms of compensation of its non-executive directors, as described in further detail under Proposal Six and Proposal Seven, respectively, of this proxy statement.

Compensation Policy

Our compensation policy was last ratified by our shareholders on July 16, 2025, after having been recommended by our Compensation Committee and approved by our Board. Under the Israeli Companies Law, our compensation policy must be re-approved, amended, or replaced by a new policy every three years. The compensation policy includes, among other matters prescribed by the Israeli Companies Law, a framework for establishing the terms of office and employment of the directors and officers and guidelines with respect to the structure of the variable pay of officers. Although the compensation policy was last approved in 2025, we are presenting to our shareholders a proposal to approve our Amended Compensation Policy, a form of which is attached to this proxy statement as Appendix B. As described in the “Executive Compensation” section above, the Compensation Committee’s most recent review of external compensation surveys indicated that the Company’s compensation levels were generally below market benchmarks, and the Compensation Committee and the Board determined that certain adjustments to the compensation policy were advisable to align the Company’s compensation framework with competitive market levels. The amended policy would be effective for the next three years, or such longer period as permitted and in accordance with the Israeli Companies Law. For further information on the Amended and Restated Compensation Policy, please see Proposal Six of this proxy statement.

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

Objectives

Our compensation policy is intended to align our objectives and work plans with appropriate goals and objectives of our officers and directors, and to ensure that the overall financial and strategic objectives of the Company and its shareholders are met. We recognize that strong and effective leadership is fundamental to our continued growth and success. Therefore, our compensation policy recognizes as a primary objective the need to attract, retain, reward and motivate highly talented officers and directors in competitive labor markets.

Officer Compensation

With regard to our executive officers, or “Officers,” (which includes our Named Executive Officers, as defined below) our compensation policy is designed to provide a mix of compensation to reward Officers for individual and company performance as well as to align their interests with the interests of shareholders. We have also designed our compensation policy to provide flexibility. It must take into consideration the fact that the appropriate mix of compensation may vary from period to period and from Officer to Officer. To achieve our goal of appropriately rewarding our Officers for their efforts, our compensation policy generally includes: (i) short-term incentives, such as an annual base salary, benefits and perquisites; (ii) short to medium-term incentives, such as an annual bonus based on target and above-target performance; and (iii) medium to long-term incentives, such as equity-based compensation and retirement benefits.

Base Salary

Base salary compensates our Officers for the performance of their standard duties and reflects each Officer’s education, skills, qualifications, expertise, professional experience and accomplishments, as well as the position, areas and scope of responsibilities of such Officer. Adjustments to base salary are periodically reviewed by the Compensation Committee and the Board.

Bonuses

Cash bonuses are generally paid annually and are intended to reward Officers based on the performance of the Company and their individual contributions. The target bonus amount and the performance measures and targets for each Officer are determined by the Compensation Committee and the Board at the beginning of each year for which a bonus may be paid. Additionally, the CEO has the power to determine the annual bonus performance measures and targets for all Officers other than for herself.

The performance measures and targets for receiving the annual bonus are intended to be measurable and quantifiable and may include, without limitation: (i) objectives such as capital investment, cash balance relative to equity, obtaining approval from the authorities in the target markets; and (ii) key performance indicators, determined for each Officer separately, according to the Officer’s position.

In addition to the annual bonus, the Compensation Committee and the Board may elect to pay each Officer a special bonus, based on non-measurable criteria (e.g., criteria or milestones not based on quantifiable measures), in recognition of a significant achievement or for completion of an assignment, such as completion of a major transaction or achieving a major milestone with material impact on our business.

Equity-based Compensation

Our compensation policy also includes an equity incentive component designed to retain Officers, align Officers and shareholders’ interests and incentivize Officers to attain business achievements without taking unreasonable risk, under which the Company may grant Officers options to purchase shares, share appreciation rights, restricted shares, restricted share units, performance awards or other share-based awards (collectively referred to as “equity awards”). The equity awards are determined individually by our Compensation Committee and the Board and awarded from time to time based on, among other elements, each Officer’s (a) contribution to the Company's performance, (b) ability to influence the Company’s future and performance and (c) the Officer’s skills, qualifications, experience, roles and personal responsibilities. Additionally, the Compensation Committee and the Board award equity-based compensation based upon the desired mix of compensation components and the mix of equity awards, as well as the desired competitive levels and dilution or pool limits.

Our compensation policy currently limits the annual value of equity awards granted to an Officer, measured at the applicable grant date, to 25 times the monthly base salary of such Officer. These options may be granted with terms of not more than 10 years following the grant date. For option grants and share appreciation rights, the exercise price shall be no less than the fair market value of the underlying Ordinary Shares on the date of grant and subject to applicable law.

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

Hedging and Pledging

Pursuant to the terms of our compensation policy and Insider Trading Policy, Officers and directors are prohibited from hedging or pledging their equity awards and any other Company securities. The no-hedging policy applies to each director and Officer until one year following termination of such director’s term of office or such Officer’s termination of employment, as applicable. Furthermore, Officers and directors may not pledge or use their equity awards or any other Company securities held by them as collateral for loans unless otherwise approved by the Compensation Committee and Board.

Policies and Practices Related to the Grant of Certain Equity Awards

In response to Item 402(x)(1) of Regulation S-K, during the fiscal year ended December 31, 2025, we did not grant new awards of stock options, stock appreciation rights, or similar option-like instruments within four business days before or one business day after the release of a Quarterly Report on Form 10-Q, Annual Report on Form 10-K, or Current Report on Form 8-K that discloses material nonpublic information. While the Company does not have a formal policy in place, it is the Company's practice to typically award equity grants to executive officers and non-employee directors at the beginning of each fiscal year, subject to the Company not being in possession of any material non-public information.

Benefits and Perquisites

Under the compensation policy, our Officers are entitled to certain fringe benefits that we believe are commonly provided to similarly situated executives in our industry. These benefits allow us to compete for talent and are therefore important to our ability to attract and retain top-level executive management. This includes vacation days, paid sick leave, as well as additional benefits such as, but not limited to, health insurance, a company car and cell phone, company-provided health insurance and meals.

For Officers residing in Israel, these benefits may also include contributions to a pension fund, provident fund or insurance policy in accordance with Israeli law, contributions to an education fund of 7.5% of the Officer’s monthly salary and recuperation pay as required under applicable law. An ‘education fund’ is a medium-term savings scheme that takes advantage of a unique tax break granted under Israeli law, whereby a company’s contributions to such fund (which, despite its misleading name, may be used by the employee for any purpose), as well as all capital gains accrued on such contributions, are free of tax if (a) the company contributes an amount equal to 7.5% of the employee’s salary to such fund, up to a certain limit, and the employee further contributes 2.5% of his salary at his expense, and (b) the fund remains undrawn for a period of at least six years from the time of the first contribution. While some of these contributions and benefits are not mandatory under Israeli law, the nature and amount of the benefits provided to our Israeli Officers are customary and prevalent in the Israeli high-tech and bio-pharma market, especially among executives. Non-Israeli Officers may receive similar, comparable or customary benefits as applicable in the jurisdiction in which they are employed.

Termination

Our Officers are further entitled to certain termination payments and benefits. Officers are entitled to an advance notice period, severance payments and retirement and termination awards. The retirement and termination awards are subject to the Compensation Committee and the Board’s approval, and may be provided only: (a) in certain change of control related cases; (b) if the Officer has made a special contribution to the advancement of the Company’s business during his employment period as shall be determined by the Compensation Committee; or (c) in respect of Officers other than the CEO, if the CEO has recommended granting a retirement bonus.

Director Compensation

The compensation policy provides that non-employee directors’ compensation packages are determined pursuant to the provisions of the Israeli Companies Law in accordance with the Company’s objective to attract and retain talented directors with excellent educational background, qualifications, skills, expertise, professional experience and achievements, by providing a fair and competitive compensation program. Our non-employee directors may be eligible to receive an annual Board membership fee, annual Committee membership fee and equity-based compensation. Non-employee directors may also be entitled to receive insurance, indemnification and release arrangements. The chair of the Board and the chairs of the Board committees may also receive additional annual cash payments for their service in such capacities, subject to the provisions of applicable law.

In May 2021, we elected to be exempt from the Israeli Companies Law requirement that we appoint external directors or otherwise comply with the Israeli Companies Law requirements related to the composition of the Audit Committee and Compensation Committee. Our eligibility for that exemption is conditioned upon: (i) the continued listing of our Ordinary Shares on the Nasdaq Capital Market (or one of a few select other non-Israeli stock exchanges); (ii) there not being a controlling shareholder of our company under the Israeli Companies Law; and (iii) our compliance with Nasdaq requirements as to the composition of (a) our Board of Directors, which require that we maintain a majority of independent directors, and (b) the Audit and Compensation Committees, which require that such committees consist solely of independent directors (at least three and two members, respectively). At the time that it was determined to exempt our Company from the external director requirement, our Board affirmatively determined that we met the conditions for exemption from the external director requirement. As of the date hereof, we continue to meet the conditions for exemption from the external director requirement.

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

As a result of our election to be exempt from the external director requirement under the Israeli Companies Law, none of our directors are categorized as external directors; therefore, the requirements and restrictions relating to external directors (including certain compensation related provisions) do not apply.

Clawback Policy

On November 30, 2023, the Board adopted an Executive Officer Clawback Policy (the “Clawback Policy”) in compliance with Rule 10D-1 under the Exchange Act and the applicable Nasdaq rules. In the event of an accounting restatement, under the Clawback Policy, the Board, or another committee designated by the Board, is required to recover certain incentive-based compensation paid to an executive officer of the Company, subject to the terms of the Clawback Policy, to the extent such incentive-based compensation was in excess of the compensation that would have otherwise been payable based upon the restated financials. The clawback period extends for three years prior to the restatement. The Clawback Policy is in addition to Section 304 of the Sarbanes-Oxley Act of 2002, which permits the SEC to order the disgorgement of bonuses and incentive-based compensation earned by a registrant issuer’s chief executive officer and chief financial officer in the year following the filing of any financial statement that the issuer is required to restate because of misconduct, and the reimbursement of those funds to the issuer. A copy of the Clawback Policy has been filed as an exhibit to our 2025 Annual Report.

Summary Compensation Table

The table and summary below outline the compensation granted to our named executive officers (“Named Executive Officers”) during our fiscal years ended December 31, 2025 and December 31, 2024. As a “smaller reporting company,” we are required to provide executive compensation information for the following individuals: (i) all individuals who served as the Company’s principal executive officer (“PEO”), during the last completed fiscal year, regardless of compensation; (ii) the two most highly compensated executive officers (other than the PEO) who were serving as executive officers of the Company at the end of the last completed fiscal year and whose total compensation was greater than $100,000; and (iii) up to two additional persons who served as executive officers (other than as the PEO) during the last completed fiscal year but who were not serving in that capacity at the end of the fiscal year if their total compensation is higher than any of the other two Named Executive Officers in the preceding group.

The below figures are represented in thousands.

				Option	RSUs	All Other
Name and Principal				Award(s)	Award(s)	Compensation
Position	Year	Salary ($)	Bonus ($)	($)(1)	($)(2)	($)	Total ($)
Miranda Toledano	2025	490	-	590	330	72	1,482
Chief Executive Officer and director	2024	419	-	538	156	36	1,149
Hillel Galitzer	2025	282	-	176	48	25	531
Chief Operating Officer	2024	259	-	175	54	43	531
Gregory Burshtein	2025	217	-	202	48	37	504
Chief of Research and Development	2024	172	-	92	45	28	337

(1)	Reflects the associated annual expense recorded in our financial statements based on the grant date fair value of the share-based compensation granted in exchange for the directors’ and officers’ services computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation - Stock Compensation (“ASC Topic 718”). The assumptions used in calculating the amounts are discussed in Note 6 to the Company’s audited financial statements for the year ended December 31, 2025 included in our 2025 Annual Report. The fair value amount is recognized as an expense over the course of the vesting period of the options (subject to any applicable accounting adjustments during that period).

(2)	Reflects the associated annual expenses for RSUs granted in place of annual bonus in cash recorded in our financial statements based on the fair value of the share-based compensation grant date market computed in accordance with ASC Topic 718. The fair value amount is recognized as an expense over the course of the vesting period of the RSUs in the Company’s audited financial statements for the year ended December 31, 2025 included in our 2025 Annual Report.

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding equity awards at December 31, 2025 for our Named Executive Officers.

	Number of Securities
	Underlying
	Unexercised Options and			Option
	Unvested RSUs			Expiration
Name	Exercisable	Unexercisable		Date
Miranda Toledano	33,638	-		1/17/2029
Chief Executive Officer and director	35,852	-		1/1/2032
	107,557	-		1/1/2032
	437,500	62,500	(1)	05/16/2032
	487,500	112,500	(2)	07/15/2032
	218,750	131,250	(3)	04/24/2033
	250,000	250,000	(4)	04/19/2034
	-	500,000	(5)	04/28/2035
	-	90,351	(6)	N/A
Gregory Burshtein	20,000	-		01/17/2029
Chief of Research and Development	18,900	-		03/16/2030
	51,000	-		04/07/2031
	39,375	5,625	(7)	04/28/2032
	40,625	24,375	(8)	04/24/2033
	75,000	75,000	(9)	04/19/2034
		200,000	(10)	04/28/2035
	-	13,158	(11)	N/A
Hillel Galitzer	175,000	-		03/16/2030
Chief Operating Officer	125,000	-		04/21/2031
	56,250	3,750	(12)	03/24/2032
	131,250	78,750	(13)	04/24/2033
	65,000	65,000	(14)	04/19/2034
		100,000	(15)	04/28/2035
		13,158	(16)	N/A

(1)       The 62,500 unexercisable options as of December 31, 2025 will vest in two equal quarterly installments beginning on February 16, 2026.

(2)       The 112,500 unexercisable options as of December 31, 2025 will vest in three equal quarterly installments beginning on January 15, 2026.

(3)       The 131,250 unexercisable options as of December 31, 2025 will vest in six equal quarterly installments beginning on January 24, 2026.

(4)       The 250,000 unexercisable options as of December 31, 2025 will vest in six equal quarterly installments beginning on January 19, 2026.

(5)       Of the 500,000 unexercisable options as of December 31, 2025, 33.33% vest on April 28, 2026, the first anniversary of the grant date, and the remaining 66.67% vesting in 8 equal quarterly installments over the following two years.

(6)       The 90,351 unvested RSUs as of December 31, 2025 will vest in two equal quarterly installments beginning on January 28, 2026.

(7)       The 5,625 unexercisable options as of December 31, 2025 will vest in two equal quarterly installments beginning on January 28, 2026.

(8)       The 24,375 unexercisable options as of December 31, 2025 will vest in six equal quarterly installments beginning on January 24, 2026.

(9)       The 75,000 unexercisable options as of December 31, 2025 will vest in six equal quarterly installments beginning on January 19, 2026.

(10)       Of the 200,000 unexercisable options as of December 31, 2025, 33.33% vest on April 28, 2026, the first anniversary of the grant date, and the remaining 66.67% vesting in 8 equal quarterly installments over the following two years.

(11)       The 13,158 unvested RSUs as of December 31, 2025 will vest in two equal quarterly installments beginning on January 28, 2026.

(12)       The 3,750 unexercisable options as of December 31, 2025 will vest in one installments on March 31, 2026.

(13)       The 78,750 unexercisable options as of December 31, 2025 will vest in six equal quarterly installments beginning on March 31, 2026.

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

(14)       The 65,000 unexercisable options as of December 31, 2025 will vest in six equal quarterly installments beginning January 19, 2026.

(15)       Of the 100,000 unexercisable options as of December 31, 2024, 33.33% vest on April 28, 2026, the first anniversary of the grant date, and the remaining 66.67% vesting in 8 equal quarterly installments over the following two years.

(16)       The 13,158 unvested RSUs as of December 31, 2025 will vest in two equal quarterly installments beginning on January 28, 2026.

Director Compensation Table

Under the Israeli Companies Law, our directors can be paid for their services as directors to the extent such payments are in accordance with the compensation policy adopted by the Company after approval by the Compensation Committee, our Board and our shareholders by ordinary majority, or, if their compensation deviates from our compensation policy, after approval by the Compensation Committee, our Board and our shareholders by a Special Majority, to the extent applicable, in accordance with the provisions of the Israeli Companies Law.

The table below outlines compensation earned by our non-employee directors for the fiscal year ended December 31, 2025, including fees earned in cash and options awarded for services provided as a director. To help the Company maintain sufficient cash for operations, the Company’s shareholders approved a revised compensation structure for non-executive directors, which was implemented to enhance the Company’s financial flexibility and align directors’ interests with those of shareholders. This revised structure involves granting fully vested Ordinary Shares quarterly instead of quarterly cash payments, effective retroactively as of January 1, 2024. Under this arrangement, each non-executive director receives a quarterly grant of fully vested Ordinary Shares. Such quarterly grants for the fiscal year ended December 31, 2025 were granted in a single aggregate grant on January 1, 2026. The value of these shares is equivalent to their respective cash compensation for board and committee services, calculated based on the average daily closing share price of the Ordinary Shares during the applicable fiscal quarter. Directors who serve only part of a quarter receive a pro rata portion of the shares. At the annual meeting of shareholders held on July 14, 2026, shareholders approved amendments to the annual option grant framework for non-executive directors, originally approved at the October 4, 2021 annual meeting. The Compensation Committee and Board approved the amendments on April 30, 2026 and May 7, 2026, respectively. The amendments provide that: (i) effective January 1, 2027, annual option grants will be made on the date of the annual general meeting (or such other date as the Board determines) rather than January 1, with each grant covering the twelve-month period beginning January 1 of that year and vesting from January 1 regardless of grant date; and (ii) any annual option grant made after the 2026 annual meeting will fully accelerate upon a Change in Control (as defined in the 2018 Plan). Directors joining the Board after the annual meeting receive a pro rata option grant for the remainder of the calendar year, calculated based on days served as a fraction of 365, granted on or promptly following appointment, vesting from the appointment date, and also subject to full acceleration upon a Change in Control. All other terms of the annual option grant remain unchanged, and the quarterly share grant program approved on July 31, 2024 was not amended.

On August 5, 2026, the Board resolved to reinstate cash compensation for non-executive directors effective July 1, 2026, following the material improvement in the Company’s cash position resulting from the Private Placement.

	Fees
	Earned
	or Paid	Option	Equity	All Other
	in Cash	Awards	Awards	Compensation	Total
Name	($)	($)(1)	($)(2)	($)	($)
Gerald Lieberman (3)	-	45,264	74,290	-	119,554
Yonatan Malca	-	45,264	58,505	-	103,768
Gerald M. Ostrov (3)	-	45,264	55,719	-	100,982
Sean Ellis	-	45,264	49,220	-	94,483
Haya Taitel	-	47,580	51,078	-	98,658

(1)	Reflects the associated annual expense recorded in our financial statements based on the grant date fair value of the share-based compensation granted in exchange for the directors’ and officers’ services computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“ASC Topic 718”). The assumptions used in calculating the amounts are discussed in Note 6 of the Company’s audited financial statements for the year ended December 31, 2025 included in our 2025 Annual Report. The fair value amount is recognized as an expense over the course of the vesting period of the options (subject to any applicable accounting adjustments during that period).

(2)	Reflects the associated annual expenses for Ordinary Shares granted in January 2026 in lieu of cash fees earned for services rendered during 2025, based on the grant date market value.

(3)	Former board member that resigned as a director of the Company in February 2026.

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

The table below sets forth the aggregate number of options to purchase Ordinary Shares of each non-employee director outstanding as of December 31, 2025:

Name	Share Options
Gerald Lieberman	402,930
Yonatan Malca	402,930
Gerald M. Ostrov	402,930
Sean Ellis	402,930
Haya Taitel	170,480

Employment Agreements

We have entered into employment agreements with our Named Executive Officers. A summary of the material terms of these agreements with each of our Named Executive Officers is set forth below. The below descriptions of employment agreements and separation agreements, as applicable, are only summaries and are qualified in their entirety by reference to the full text of the applicable agreement, which are filed as exhibits to our 2025 Annual Report.

Miranda Toledano

Ms. Toledano has served on the Board of Directors at Entera since September 2018. Between May and July 2022, Ms. Toledano served as Chief Business Officer, Chief Financial Officer and Head of Corporate Strategy at Entera. In July 2022, Ms. Toledano was appointed Chief Executive Officer at Entera.

In connection with Ms. Toledano’s appointment as Chief Business Officer, Chief Financial Officer and Head of Corporate Strategy in May 2022, Ms. Toledano entered into an employment agreement (the “Original Employment Agreement”) with the Company, providing for an annual employer cost of $350,000 inclusive of base salary, pension payments, severance and disability benefits as required under Israeli law. Additionally, Ms. Toledano was entitled to a grant of options pursuant to the 2018 Plan to purchase 500,000 Ordinary Shares of the Company’s Ordinary Shares at an exercise price of $2.02 per share, the closing price of the Ordinary Shares on the date the option was approved by the Board. The options vest over four years, with 25% of the options vesting on May 16, 2023 and the remaining 75% vesting in quarterly increments over the remaining three-year period, subject to Ms. Toledano’s continued employment. In addition, Ms. Toledano was eligible to receive an annual bonus in an amount equal to 50% of her annual base salary. Under the Original Employment Agreement, Ms. Toledano also agreed to customary non-disclosure and non-competition covenants.

In connection with Ms. Toledano’s appointment Chief Executive Officer, on July 15, 2022, Ms. Toledano and the Company entered into an amended and restated employment agreement (the “A&R Employment Agreement”), which amends and restates the Original Employment Agreement. The material terms of the Original Employment Agreement remain unchanged, except that the A&R Employment Agreement provides for (i) Ms. Toledano’s service as Chief Executive Officer, (ii) an annual employer cost of $380,000 inclusive of base salary, pension payments, severance and disability benefits as required under Israeli law, (iii) eligibility to receive an annual bonus in an amount equal to 60% of Ms. Toledano’s annual base salary, (iv) a one-time separation payment in the total amount of 12 months of salary and an extension of the exercise period with respect to vested options for a period of up to two-years post-termination, in each case in the event of the termination of Ms. Toledano’s employment by the Company for any reason other than for Cause (as defined in the A&R Employment Agreement), (v) an additional grant of options (the “Options”) pursuant to the 2018 Plan to purchase 600,000 Ordinary Shares at an exercise price of $1.40, which was the closing price of the Ordinary Shares on the date the Board approved such option grant and (vi), upon the Company’s achievement of certain performance or financial milestones, a grant of options (the “Additional Options”) to purchase an additional 200,000 Ordinary Shares pursuant to the 2018 Plan at an exercise price equal to the closing price of the Ordinary Shares on the date the Board approves such option grant. The Options will vest over four years, with 25% of the Options vesting on July 15, 2023 and the remaining 75% vesting in quarterly increments over the remaining three-year period, subject to Ms. Toledano’s continued employment. The Additional Options will vest over four years, with 25% of the Additional Options vesting on the first anniversary of the grant date and the remaining 75% vesting in quarterly increments over the remaining three-year period, subject to Ms. Toledano’s continued employment.

On April 24, 2023, the Compensation Committee and the Board voted to approve, and on September 13, 2023, the shareholders of the Company ratified and confirmed, (i) a salary increase for Ms. Toledano, according to which her annual employer cost would be increased to $480,000, and (ii) a one-time grant of options to purchase 350,000 Ordinary Shares, at an option exercise price of $0.795 per Ordinary Share, under the 2018 Plan, both of which were deemed by the Board to be inside the respective ranges set in the Company’s compensation policy. For the sake of good corporate governance, the Company and Ms. Toledano executed an amendment to Ms. Toledano’s employment agreement in January 2024, under the terms of which the salary increase became effective on January 1, 2024.

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

On April 14, 2024 and April 19, 2024, the Compensation Committee and the Board, respectively, voted to approve, and on July 31, 2024, the shareholders of the Company ratified and confirmed, the following one-time grants of compensation for Ms. Toledano: (i) a one-time grant of options to purchase 500,000 Ordinary Shares (the "2024 Options"), at an exercise price of $1.99 per Ordinary Share, under the 2018 Plan, and subject to the requirements of applicable laws and regulations. The 2024 Options vest over a three (3) year period, with a third of the 2024 Options vesting at the end of a 12-month period following April 19, 2024, and the remaining two-thirds of the 2024 Options vesting in eight substantially equal portions over the next two (2) year period thereafter, on a quarterly basis, subject to Ms. Toledano's continued employment (i.e., such that one hundred percent (100%) of the 2024 Options shall become fully vested on April 19, 2027); and (ii) a one-time grant of 124,121 RSUs in lieu of cash bonus (the "2024 RSUs") under the 2018 Plan, and subject to the requirements of applicable laws and regulations. The 2024 RSUs vest over a one (1) year period, with 100% of the 2024 RSUs vesting in four substantially equal portions over the 12 month period following April 19, 2024, on a quarterly basis (i.e., such that one hundred percent (100%) of the 2024 RSUs shall become fully vested on April 19, 2025). In the event of a Change in Control (as defined in the 2018 Plan) in which Ms. Toledano continues to provide services to the Company on the date of consummation of such Change in Control, 100% of any unvested 2024 Options and 2024 RSUs at the time of the consummation of such Change in Control shall become fully vested (and, in the case of options, exercisable).

On April 23, 2025 and April 28, 2025, the Compensation Committee and the Board, respectively, voted to approve, and on July 16, 2025, the shareholders of the Company ratified and confirmed for Ms. Toledano: (i) a salary increase for Ms. Toledano, according to which her annual salary would be increased to $600,000 to be paid in cash or RSU, as of April 1, 2025. With respect to the 12-month period beginning April 1, 2025, in order to preserve Company cash, Ms. Toledano is entitled to receive a one-time grant of 43,860 RSUs in place of $100,000 of her Updated Salary in lieu of cash payment for such one (1) year period (the “2025 Salary RSUs”), under the 2018 Plan and subject to the requirements of applicable laws and regulations. The 2025 Salary RSUs shall vest over a one (1) year period, with 100% of the 2025 Salary RSUs vesting in four substantially equal portions over the 12 month period and (ii) a one-time grant of options to purchase an additional 500,000 Ordinary Shares (the “2025 Options”), at an exercise price of $2.28 per Ordinary Share, under the 2018 Plan, and subject to the requirements of applicable laws and regulations, (iii) a one-time grant of 136,842 RSUs in lieu of cash bonus for 2024 (the “2025 Bonus RSUs”) under the 2018 Plan, subject to the requirements of applicable laws and regulations. The 2025 Bonus RSUs shall vest over a one (1) year period, with 100% of the 2025 RSUs vesting in four substantially equal portions over the 12 month period following April 28, 2025, on a quarterly basis, rounded down to the nearest whole share, provided, that with respect to the last such quarterly installment, the number of 2025 RSUs that vest in the installment shall be such that Ms. Toledano will be fully vested in the total number of 2025 RSUs listed above as of such applicable quarterly anniversary (i.e., such that one hundred percent (100%) of the 2025 RSUs shall become fully vested on April 28, 2026. In addition, in the event of a Change in Control (as defined in the 2018 Plan) in which Ms. Toledano continues to provide services to the Company on the date of consummation of such Change in Control, 100% of any unvested 2025 Options, 2025 Bonus RSUs and 2025 Salary RSUs at the time of the consummation of such Change in Control shall become fully vested (and, in the case of options, exercisable).

On April 30, 2026 and May 7, 2026, the Compensation Committee and the Board, respectively, voted to approve, and on July 14, 2026, the shareholders of the Company ratified and confirmed for Ms. Toledano: (i) a one-time grant of 347,567 RSUs in lieu of cash bonus for 2025 (the “2026 Bonus RSUs”) under the 2018 Plan, subject to the requirements of applicable laws and regulations. The 2026 Bonus RSUs shall vest over a one (1) year period, with 100% of the 2026 RSUs vesting in four substantially equal portions over the 12 month period following May 1, 2026, on a quarterly basis, rounded down to the nearest whole share, provided, that with respect to the last such quarterly installment, the number of 2026 RSUs that vest in the installment shall be such that Ms. Toledano will be fully vested in the total number of 2026 RSUs listed above as of such applicable quarterly anniversary (i.e., such that one hundred percent (100%) of the 2026 RSUs shall become fully vested on May 1, 2027. (ii) a one-time grant of options to purchase an additional 500,000 Ordinary Shares (the “2026 Options”), at an exercise price of 1.37 per Ordinary Share, under the 2018 Plan, and subject to the requirements of applicable laws and regulations, (iii) With respect to the 12-month period beginning May 1, 2026, in order to preserve cash, Ms. Toledano will be entitled to receive a one-time grant of 72,993 RSUs under the 2018 Plan in lieu of $100,000 of her salary otherwise payable in cash during such period (the “2026 Salary RSUs”), subject to the requirements of applicable laws and regulations. The 2026 Salary RSUs shall vest as follows: provided that Ms. Toledano has not undergone a Termination of Service (as defined in the 2018 Plan) prior to the applicable vesting date, the 2026 Salary RSUs shall vest on a quarterly basis in four substantially equal portions over the 12 month period beginning on May 1, 2026, rounded down to the nearest whole share, provided, that with respect to the last such quarterly installment, the number of 2026 Salary RSUs that vest in the installment shall be such that Ms. Toledano will be fully vested in the total number of 2026 Salary RSUs listed above as of such applicable quarterly anniversary (i.e., such that one hundred percent (100%) of the 2026 Salary RSUs shall become fully vested on May 1, 2027). In addition, in the event of a Change in Control (as defined in the 2018 Plan) in which Ms. Toledano continues to provide services to the Company on the date of consummation of such Change in Control, 100% of any unvested 2026 Options, 2026 Bonus RSUs and 2026 Salary RSUs at the time of the consummation of such Change in Control shall become fully vested (and, in the case of options, exercisable).

On August 5, 2026, the Board determined that the Triggering Event (being the raising of sufficient funding to complete the Company’s Phase III FDA trial) was satisfied in full upon completion of the Private Placement, and accordingly confirmed that Ms. Toledano’s grant eligibility conditions had been satisfied and that she would receive the grant of options to purchase 200,000 Ordinary Shares (the “Triggering Event Options”) at an exercise price of $2.81 per Ordinary Share, under the 2018 Plan, as this grant was previously approved by the shareholders. The Triggering Event Options vest over four (4) years, with 25% vesting on the first anniversary of the vesting commencement date of August 5, 2026 and the remaining 75% vesting in equal quarterly increments over the remaining three-year period, so long as Ms. Toledano remains employed by the Company on a full-time basis in accordance with the terms of her employment agreement. The expiration date of the Triggering Event Options is ten (10) years from the date of grant, or such earlier date in accordance with the 2018 Plan or the Company’s option agreement.

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

Hillel Galitzer

In March 2014, we entered into an employment agreement with our Chief Operating Officer, Mr. Hillel Galitzer. Pursuant to the terms of his employment, and within the discretion granted to the Board, Mr. Galitzer was entitled to an annual gross base salary of $230,725 for both 2022 and 2023, which represents an increase in base salary from the original terms of the employment agreement approved by the Board. In April 2023, the Compensation Committee and the Board voted to approve a one-time grant of options to Mr. Galitzer to purchase 210,000 Ordinary Shares (the “Galitzer 2023 Options”), at an exercise price of $0.795 per Ordinary Share, under the 2018 Plan, and subject to the requirements of applicable laws and regulations, which was deemed by the Board to be inside the respective ranges set in the Company’s compensation policy. The Galitzer 2023 Options vest over a four (4) year period, with 25% of the Galitzer 2023 Options vesting on April 24, 2024, and the remaining 75% vesting in twelve equal quarterly installments over the remaining three-year period, subject to Mr. Galitzer’s continued employment (i.e., such that one hundred percent (100%) of the Galitzer 2023 Options shall become fully vested on April 24, 2027).

On April 19, 2024 the Board, approved the following compensation terms for Mr. Galitzer: (i) an increase to Mr. Galitzer’s annual salary to $246,000 (ii) a one-time grant of options to purchase 130,000 Ordinary Shares (the “Galitzer 2024 Options”), at an exercise price of $1.99 per Ordinary Share, under the 2018 Plan, and subject to the requirements of applicable laws and regulations. The Galitzer 2024 Options vest over a three (3) year period, with a third of the Galitzer 2024 Options vesting at the end of a 12-month period following April 19, 2024, and the remaining two-thirds of the Galitzer 2024 Options vesting in eight substantially equal portions over the next two (2) year period thereafter, on a quarterly basis, subject to Mr. Galitzer’s continued employment (i.e., such that one hundred percent (100%) of the Galitzer 2024 Options shall become fully vested on April 19, 2027); and (iii) a one-time grant of 30,151 RSUs in lieu of cash bonus for 2023 (the “Galitzer 2024 Bonus RSUs”) under the 2018 Plan, and subject to the requirements of applicable laws and regulations. The Galitzer 2024 Bonus RSUs vest over a one (1) year period, with 100% of the Galitzer 2024 Bonus RSUs vesting in four substantially equal portions over the 12-month period following April 19, 2024, on a quarterly basis (i.e., such that one hundred percent (100%) of the Galitzer 2024 Bonus RSUs shall become fully vested on April 19, 2025). In addition, in the event of a Change in Control (as defined in the 2018 Plan) in which Mr. Galitzer continues to provide services to the Company on the date of consummation of such Change in Control, 100% of any unvested Galitzer 2024 Options and Galitzer 2024 Bonus RSUs at the time of the consummation of such Change in Control shall become fully vested (and, in the case of options, exercisable).

Effective April 1, 2025, the Board approved an additional increase to Mr. Galitzer’s annual salary, increasing his annual gross base salary to $254,000. In April 2025, the Board voted to approve the following one-time grants of compensation for Mr. Galitzer: (i) a one-time grant of options to purchase 100,000 Ordinary Shares (the “Galitzer 2025 Options”), at an exercise price of $2.28 per Ordinary Share, under the 2018 Plan, and subject to the requirements of applicable laws and regulations. The Galitzer 2025 Options vest over a three (3) year period, with a third of the Galitzer 2025 Options vesting at the end of a 12-month period following April 28, 2025, and the remaining two-thirds of the Galitzer 2025 Options vesting in eight substantially equal portions over the next two (2) year period thereafter, on a quarterly basis, subject to Mr. Galitzer’s continued employment (i.e., such that one hundred percent (100%) of the Galitzer 2025 Options shall become fully vested on April 28, 2028); and (ii) a one-time grant of 26,316 RSUs in lieu of cash bonus for 2024 (the “Galitzer 2025 Bonus RSUs”) under the 2018 Plan, and subject to the requirements of applicable laws and regulations. The Galitzer 2025 Bonus RSUs vest over a one (1) year period, with 100% of the Galitzer 2025 Bonus RSUs vesting in four substantially equal portions over the 12- month period following April 28, 2025, on a quarterly basis (i.e., such that one hundred percent (100%) of the Galitzer 2025 Bonus RSUs shall become fully vested on April 28, 2026). In addition, in the event of a Change in Control (as defined in the 2018 Plan) in which Mr. Galitzer continues to provide services to the Company on the date of consummation of such Change in Control, 100% of any unvested Galitzer 2025 Options and Galitzer 2025 Bonus RSUs at the time of the consummation of such Change in Control shall become fully vested (and, in the case of options, exercisable).

On April 30, 2026 and May 7, 2026, the Compensation Committee and the Board, respectively, approved the following revised compensation terms for Mr. Galitzer, which were deemed by the Board to be inside the respective ranges set in the Company's compensation policy: (i) an increase to Mr. Galitzer’s annual salary, effective May 1, 2026, to an annual gross base salary of 961,796 NIS (approximately $330,855 as of May 7, 2026), (ii) a one-time grant of options to purchase 200,000 Ordinary Shares (the “Galitzer 2026 Options”), at an exercise price of $1.37 per Ordinary Share, under the 2018 Plan, subject to the requirements of applicable laws and regulations, (iii) a one-time grant of 72,933 RSUs in lieu of cash bonus for 2025 (the "Galitzer 2026 Bonus RSUs") under the 2018 Plan, subject to the requirements of applicable laws and regulations. The Galitzer 2026 Bonus RSUs shall vest over a one (1) year period, with 100% of the Galitzer 2026 Bonus RSUs vesting in four substantially equal portions over the 12 month period following the grant date, on a quarterly basis, rounded down to the nearest whole share, provided, that with respect to the last such quarterly installment, the number of Galitzer 2026 Bonus RSUs that vest in the installment shall be such that Mr. Galitzer will be fully vested in the total number of Galitzer 2026 Bonus RSUs listed above as of such applicable quarterly anniversary. In addition, in the event of a Change in Control (as defined in the 2018 Plan) in which Mr. Galitzer continues to provide services to the Company on the date of consummation of such Change in Control, 100% of any unvested Galitzer 2026 Options and Galitzer 2026 Bonus RSUs at the time of the consummation of such Change in Control shall become fully vested (and, in the case of options, exercisable).

Additionally, pursuant to the terms of his employment agreement, Mr. Galitzer is eligible to participate in the Company’s standard full-time employment benefits that are offered by the Company from time to time, which currently include short-term disability and pension fund benefits. Mr. Galitzer is also generally entitled to reimbursement for travel and other business expenses and other benefits, including vacation, holidays, company car and sick leave. Subject to applicable law, Mr. Galitzer is also covered by our D&O insurance policy. Pursuant to the terms of his employment agreement, Mr. Galitzer is eligible to receive equity awards under the Company’s existing and future incentive plans, on such amount and terms as shall be approved by the Board. Pursuant to the terms of his employment agreement, Mr. Galitzer also agreed to customary non-disclosure and non-competition covenants.

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

Gregory Burshtein

Mr. Burshtein currently serves as the Company's Chief of Research and Development. Pursuant to the terms of his employment, and within the discretion granted to the Board, Mr. Burshtein was entitled to an annual gross base salary of $157,000 for 2024, increasing to $200,000 effective as of April 1, 2025. In April 2023, the Board approved a one-time grant of 65,000 options to purchase Ordinary Shares (the “Gregory’s 2023 Options”), at an exercise price of $0.795 per Ordinary Share, under the 2018 Plan, and subject to the requirements of applicable laws and regulations. Gregory’s 2023 Options shall vest over a four (4) year period, with 25% of Gregory’s 2023 Options vesting on April 24, 2024, and the remaining 75% vesting in twelve equal quarterly installments over the remaining three-year period, subject to Mr. Burshtein's continued employment (i.e., such that one hundred percent (100%) of Gregory’s 2023 Options shall become fully vested on April 24, 2027). On April, 2024, the Board voted to approve the following one-time grants of compensation for Mr. Burshtein, which were deemed by the Board to be inside the respective ranges set in the Company’s compensation policy: (i) a one-time grant of options to purchase 150,000 Ordinary Shares (the “Gregory’s 2024 Options”), at an exercise price of $1.99 per Ordinary Share, under the 2018 Plan, and subject to the requirements of applicable laws and regulations. Gregory’s 2024 Options vest over a three (3) year period, with a third of Gregory’s 2024 Options vesting at the end of a 12-month period following April 19, 2024, and the remaining two-thirds of Gregory’s 2024 Options vesting in eight substantially equal portions over the next two (2) year period thereafter, on a quarterly basis, subject to Mr. Burshtein’s continued employment (i.e., such that one hundred percent (100%) of Gregory’s 2024 Options shall become fully vested on April 19, 2027); and (ii) a one-time grant of 25,126 RSUs in lieu of cash bonus for 2023 (the “Gregory’s 2024 RSUs”) under the 2018 Plan, and subject to the requirements of applicable laws and regulations. Gregory’s 2024 RSUs vest over a one (1) year period, with 100% of Gregory’s 2024 RSUs vesting in four substantially equal portions over the 12 month period following April 19, 2024, on a quarterly basis (i.e., such that one hundred percent (100%) of Gregory’s 2024 RSUs shall become fully vested on April 19, 2025). Additionally, pursuant to the terms of his employment agreement, Mr. Burshtein is eligible to participate in the Company's standard full-time employment benefits that are offered by the Company from time to time, which currently include pension fund benefits. Mr. Burshtein is also generally entitled to reimbursement for travel and other business expenses and other benefits, including, vacation, holidays, travel expenses and sick leave. Subject to applicable law, Mr. Burshtein is also covered by our D&O insurance policy. Pursuant to the terms of his employment agreement, Mr. Burshtein also agreed to customary non-disclosure and non-competition covenants.

On April 28, 2025, the Board voted to approve revised compensation terms and a one-time grant of compensation for Mr. Burshtein, including (i) options to purchase 200,000 Ordinary Shares (the “Gregory's 2025 Options”), at an exercise price of $2.28 per Ordinary Share, under the 2018 Plan, and (ii) a one-time grant of 26,316 RSUs in lieu of a cash bonus for 2024 (the “Gregory's 2025 RSUs”) under the 2018 Plan. Gregory's 2025 Options shall vest over a three (3) year period, with a third of the Gregory's 2025 Options vesting at the end of a 12-month period following April 28, 2025, and the remaining two-thirds of Gregory's 2025 Options shall vest in eight substantially equal portions over the next two (2) year period thereafter, on a quarterly basis, rounded down to the nearest whole share, provided, that with respect to the last such quarterly installment, the number of Gregory's 2025 Options that vest in the installment shall be such that Mr. Burshtein will be fully vested in the total number of Gregory's 2025 Options listed above as of such applicable quarterly anniversary (i.e., such that one hundred percent (100%) of Gregory's 2025 Options shall become fully vested on April 28, 2028). Gregory's 2025 RSUs shall vest over a one (1) year period, with 100% of Gregory's 2025 RSUs vesting in four substantially equal portions over the 12 month period following April 28, 2025, on a quarterly basis, rounded down to the nearest whole share, provided, that with respect to the last such quarterly installment, the number of Gregory's 2025 RSUs that vest in the installment shall be such that Mr. Burshtein will be fully vested in the total number of Gregory's 2025 RSUs listed above as of such applicable quarterly anniversary (i.e., such that one hundred percent (100%) of Gregory's 2025 RSUs shall become fully vested on April 28, 2026).

On April 30, 2026 and May 7, 2026, the Compensation Committee and the Board, respectively, approved the following revised compensation terms for Mr. Burshtein, which were deemed by the Board to be inside the respective ranges set in the Company's compensation policy: (i) an increase to Mr. Burshtein's annual gross base salary to 756,000 NIS (approximately $260,062 equal as of May 7, 2026); (ii) a one-time grant of options to purchase 180,000 Ordinary Shares (the “Burshtein 2026 Options”), at an exercise price of $1.37 per Ordinary Share, under the 2018 Plan, subject to the requirements of applicable laws and regulations; and (iii) a one-time grant of 87,591 RSUs in lieu of cash bonus for 2025 (the “Burshtein 2026 Bonus RSUs”) under the 2018 Plan, subject to the requirements of applicable laws and regulations. The Burshtein 2026 Bonus RSUs shall vest over a one (1) year period, with 100% of the Burshtein 2026 Bonus RSUs vesting in four substantially equal portions over the 12 month period following the grant date, on a quarterly basis, rounded down to the nearest whole share, provided, that with respect to the last such quarterly installment, the number of Burshtein 2026 Bonus RSUs that vest in the installment shall be such that Mr. Burshtein will be fully vested in the total number of Burshtein 2026 Bonus RSUs listed above as of such applicable quarterly anniversary. In addition, in the event of a Change in Control (as defined in the 2018 Plan) in which Mr. Burshtein continues to provide services to the Company on the date of consummation of such Change in Control, 100% of any unvested Burshtein 2026 Options and Burshtein 2026 Bonus RSUs at the time of the consummation of such Change in Control shall become fully vested (and, in the case of options, exercisable).

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

Employee Equity Incentive Plans

2013 Share Incentive Plan

On March 17, 2013, our Board approved our 2013 Plan for the granting of stock options, restricted share units, restricted share awards and performance-based awards, in order to provide incentives to our employees, directors, consultants and/or service providers. As of December 31, 2025, 810,550 Ordinary Shares were issuable upon the exercise of outstanding awards under the 2013 Plan, at a weighted-average exercise price of $6.31 per share. As of December 31, 2025, all of the foregoing outstanding options had vested under the 2013 Plan. The 2013 Plan is administered by our Board or by a committee appointed by our Board. Upon the completion of our initial public offering, the remaining pool of reserved Ordinary Shares under the 2013 Plan was cancelled, and the only reserved Ordinary Shares available for grants to our employees, directors, consultants and service providers in the future are those under the 2018 Plan (which is described below).

2018 Equity Incentive Plan

On July 2, 2018, in connection with the consummation of our initial public offering, our Board approved our 2018 Plan, with the purpose of advancing the interests of our shareholders by enhancing our ability to attract, retain and motivate individuals to perform at the highest level. The 2018 Plan governs issuances of equity incentive awards from and after the closing of our initial public offering. The maximum number of Ordinary Shares initially available for issuance under equity incentive awards granted pursuant to the 2018 Plan could not exceed 12% of the total outstanding Ordinary Shares as of the time of adoption. On January 1, 2019 and on January 1 of each calendar year thereafter, an additional number of shares equal to 5% of the total outstanding Ordinary Shares on such date (or any lower number of shares as determined by our Board) have and will become available for issuance under the 2018 Plan. In our shareholders meeting held September 7, 2022, our shareholders approved an amendment to the 2018 Plan to increase the number of Ordinary Shares issuable under the 2018 Plan by a one-time additional amount of 576,188 Ordinary Shares. In our shareholders meeting held July 31, 2024, our shareholders approved an amendment to the 2018 Plan to increase the number of Ordinary Shares issuable under the 2018 Plan by a one-time additional amount of 1,788,515 Ordinary Shares. On January 1, 2025, pursuant to the annual evergreen provision and following the approval of our Board, an additional 1,941,859 Ordinary Shares, equal to 5% of the total outstanding shares as of January 1, 2025, became available for issuance under the 2018 Plan. As of December 31, 2025, a total of 2,052,375 Ordinary Shares representing 4.4% of the total outstanding shares remained available for issuance under the 2018 Plan. On January 1, 2026, pursuant to the annual evergreen provision and following the approval of our Board, an additional 2,308,931 Ordinary Shares, equal to 5% of the total outstanding shares as of January 1, 2026, became available for issuance under the 2018 Plan. At our annual meeting of shareholders held on July 14, 2026, our shareholders approved a further amendment to the 2018 Plan to increase the number of Ordinary Shares issuable thereunder by a one-time additional amount of 2,500,000 Ordinary Shares.

Equity incentive awards may be granted to our employees, non-employee directors, consultants or other advisors, as well as holders of equity compensation awards granted by a company that may be acquired by us in the future. Awards under the 2018 Plan may be granted in the form of options, share appreciation rights, restricted shares, restricted share units, performance awards or other share-based awards. Options and share appreciation rights will have an exercise price determined by the administrator but that is no less than fair market value of the underlying Ordinary Shares on the date of grant. As of December 31, 2025, 8,615,707 Ordinary Shares were issuable upon the exercise of outstanding awards under the 2018 Plan, at a weighted-average exercise price of $1.95 per share. Of the foregoing outstanding awards, as of December 31, 2025, options to purchase 5,496,836 Ordinary Shares, in the aggregate, had vested under the 2018 Plan, with a weighted-average exercise price of $1.90 per share. In addition, as of December 31, 2025, 78,071 Ordinary Shares are issuable upon the vesting of outstanding RSUs under the 2018 Plan.

As described in Proposal One of this Proxy Statement, the Company is seeking shareholder approval of an amendment to the 2018 Plan to increase the number of Ordinary Shares issuable thereunder by 13,937,915 Ordinary Shares. The Board believes that the proposed increase is necessary in light of the Private Placement, the equity grants described in Proposals Two through Five and to ensure that the Company has sufficient equity capacity to attract, retain and incentivize highly qualified employees and executives as the Company expands its team to support its next stage of development. See Proposal One.

The vesting conditions for grants under the 2018 Plan will be determined by the administrator and, in the case of restricted shares and restricted share units, will be set forth in the applicable award documentation.

In the event of a participant’s termination of employment, the administrator may, in its discretion, determine the extent to which an equity incentive award may be exercised, settled, vested, paid or forfeited. In the event of a change in control (as defined in the 2018 Plan) of the Company, the Compensation Committee may, in its discretion, take a number of actions with respect to awards outstanding under the 2018 Plan, including the following: (i) continuing awards or converting such awards into an award or right with respect to shares of the successor or surviving corporation; (ii) immediately vesting and settling awards (or in the case of options and share appreciation rights, providing that such awards will become fully exercisable); (iii) cancelling unvested awards for no consideration; (iv) terminating or cancelling awards in exchange for a cash payment; and (v) providing that awards may be assumed, exchanged, replaced or continued by the successor or surviving corporation with cash, securities, rights or other property. In the event of a structural change of the Company (i.e., a transaction in which the Company’s shares immediately prior to the transaction are converted into or exchanged for shares that represent at least a majority of the share capital of the surviving corporation, such as a re-domestication of the Company or a share flip), outstanding awards will be exchanged or converted into awards to acquire shares of the company (if it is the surviving corporation) or the successor company in accordance with the applicable exchange ratio.

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

The 2018 Plan is administered by the Board, provided that the Board may delegate its authority to the Compensation Committee to administer the 2018 Plan.

The 2018 Plan provides for granting awards in compliance with Section 102 of the Israeli Income Tax Ordinance, 5721-1961 (the “Ordinance”), which provides to employees, directors and officers of the Company, who are not controlling shareholders (as defined in the Ordinance) of the Company and are Israeli residents, potential favorable tax treatment for compensation in the form of shares or equity awards issued or granted, as applicable, to a trustee under the Capital Gains Track for the benefit of the relevant employee, director or officer, subject to compliance with the terms and conditions of such tax track. Under the Capital Gains Track, any accounting expense with respect to the grant or issuance of such shares or awards which relates to gain taxed as capital gains is not allowed as a deduction for tax purposes.

Pay versus Performance

We are required by SEC rules to disclose the following information regarding compensation paid to our Principal Executive Officer (the “PEO”) and our other Named Executive Officers (such other Named Executive Officers collectively referred to hereinafter as the “Non-PEO NEOs”). The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner prescribed by the SEC rules and do not necessarily align with how we or the compensation committee views the link between our performance and pay of our named executive officers. The footnotes below set forth the adjustments from the total compensation for each of our NEOs reported in the Summary Compensation Table above. As permitted under the rules applicable to smaller reporting companies, we are including two years of data and are not including a peer group total shareholder return or company-selected measure, as contemplated under Item 402(v) of Regulation S-K. For further information concerning our executive compensation philosophy and how executive compensation is aligned with the Company’s performance, refer to the section entitled “Executive Compensation” included in this proxy statement.

PEO and Non-PEO NEOs’ compensation is designed to provide a mix of compensation to reward Officers for individual and company performance as well as to align their interests with the interests of shareholders. To achieve our goal of appropriately rewarding our Officers for their efforts, the compensation generally includes: (i) annual base salary, benefits and perquisites; (ii) annual bonus based on target and above-target performance; and (iii) equity-based compensation and retirement benefits.

For the years 2024 and 2025, in order to preserve Company’s cash, PEO and Non-PEO NEOs were granted RSUs in lieu of an annual cash bonus and a portion of their respective salary increase.

A significant portion of the PEO and Non-PEO NEOs total compensation is “at-risk” in the form of equity compensation and is directly tied to the Company’s share performance. As a result, this component of compensation aligns the PEO and Non-PEO NEOs interests with those of shareholders by linking potential rewards to long-term stock price appreciation.

The following table sets forth additional compensation information of our PEO and Non-PEO NEOs, along with total shareholder return, and net loss results for the years ended December 31, 2025 and 2024:

					Value of
			Average		Initial Fixed
			Summary	Average	$100
	Summary		Compensation	Compensation	Investment
	Compensation	Compensation	Table Total	Actually Paid	Based on
	Table Total	Actually Paid	for Non-PEO	to Non-PEO	Total
	for PEO	to PEO	NEOs	NEOs	Shareholder	Net Loss
Year(1)	(in 000s)(2)	(in 000s)(3)	(in 000s)(4)	(in 000s)(3)	Return(5)	(in 000s)(6)
2025	$1,482	$1,351	$518	$437	$223	$(11,439)
2024	$1,149	$2,187	$485	$849	$212	$(9,541)

(1)        The Non-PEO NEOs for 2024 are Hillel Galitzer and Dana Yaacov-Garbeli. The non-PEO NEOs for 2025 are Hillel Galitzer and Gregory Burshtein.

(2)       The dollar amounts reported herein represent the amount of total compensation reported for each covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable year.

(3)       The dollar amounts reported below represent the amount of “compensation actually paid” to our PEO and Non-PEO NEOs (as an average) as computed in accordance with Item 402(v) of Regulation S-K, for each covered fiscal year. The dollar amounts do not reflect the actual amount of compensation earned or received by or paid to the PEOs and Non-PEO NEOs during the applicable fiscal year. For purposes of the equity award adjustments shown below, no equity awards were cancelled due to a failure to meet vesting conditions and no dividends or other earnings paid on share or option awards in the covered fiscal year prior to the vesting date were not otherwise included in the total compensation for the covered fiscal year. In calculating the “compensation actually paid” amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. The valuation assumptions used to calculate such fair values did not materially differ from those disclosed at the time of grant. The following table details the applicable adjustments that were made to determine “compensation actually paid” (all amounts are averages for Non-PEO NEOs).

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

(4)         The dollar amounts reported herein represent the average of the amounts of total compensation reported for our Non-PEO NEOs as a group for each covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable year.

(5)         Cumulative total stockholder return (“TSR”) assumes $100 was invested on December 31, 2023 and is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period (December 31, 2023) by our stock price at the beginning of the measurement period. At December 31, 2025, 2024 and 2023, the per share closing prices for our Ordinary Shares were $1.94, $2.28 and $0.60, respectively. No dividends were paid on share or option awards for all periods presented.

(6)        Net loss is reflected as reported in our audited consolidated financial statements for the applicable fiscal year.

The below figures are represented in thousands.

	PEO		Non-PEO NEO Average
	2025	2024	2025	2024
Summary Compensation Table Total	$1,482	$1,149	$518	$485
-the fair value of equity awards granted that are reported in the Summary Compensation Table	(889)	(742)	(238)	(246)
+ Fair value as of the end of all awards granted during the covered fiscal year that are outstanding and unvested at the end of the covered year	791	360	210	245
+/- Change in fair value as of the end of the covered fiscal year (from the end of the prior fiscal year) of any awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year	(151)	863	(47)	222
Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	207	112	30	28
+/- Change in fair value as of the vesting date (from
the end of the prior fiscal year) of any awards
granted in any prior fiscal year for which all
applicable vesting conditions were satisfied at the
end of or during the covered fiscal year	(89)	445	(35)	115
Compensation Actually Paid	$1,351	$2,187	$437	$849

Pay versus Performance Comparative Disclosure

In accordance with SEC rules, the Company is providing the following narrative disclosure regarding the relationships between information presented in the pay versus performance tables above.

Compensation Actually Paid and Cumulative Total Shareholder Return

During 2024 and 2025, compensation actually paid (“CAP”) to our PEO decreased from $2,187 thousand in fiscal year 2024 to $1,351 thousand in fiscal year 2025. Average compensation actually paid to our Non-PEO NEOs decreased from $849 thousand in fiscal year 2024 to $437 thousand in fiscal year 2025. Over the same period, the value of an investment of $100 in our Ordinary Shares on the last trading day of 2023 increased by $280 to $380 during fiscal 2024 and decreased by $57 to $323 during fiscal 2025.

The following graph sets forth the relationship between CAP to our PEO, the average of CAP to our Non-PEO NEOs, and our cumulative TSR over the three most recently completed fiscal years.

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

Compensation Actually Paid and Net Loss

During 2024 and 2025, CAP to our PEO decreased from $2,187 thousand in fiscal year 2024 to $1,351 thousand in fiscal year 2025. Average compensation actually paid to our Non-PEO NEOs decreased from $849 thousand in fiscal year 2024 to $437 thousand in fiscal year 2025. Over the same period, our net loss increased by $1,898 thousand during fiscal year 2025 (from a net loss in fiscal year 2024 of $9,541 thousand to a net loss in fiscal year 2025 of $11,439 thousand).

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

PROPOSAL ONE — APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2018 EQUITY INCENTIVE PLAN

Background

This Proposal One is being presented to shareholders following, and in connection with, the consummation of the Private Placement.

On July 2, 2018, in connection with the consummation of our initial public offering, our Board approved our 2018 Plan, with the purpose of advancing the interests of our shareholders by enhancing our ability to attract, retain and motivate individuals to perform at the highest level. The maximum number of Ordinary Shares initially available for issuance under equity incentive awards granted pursuant to the 2018 Plan could not exceed 12% of the total outstanding Ordinary Shares as of the time of adoption. On January 1, 2019 and on January 1 of each calendar year thereafter, an additional number of shares equal to 5% of the total outstanding Ordinary Shares on such date (or any lower number of shares as determined by our Board) become available for issuance under the 2018 Plan (referred to hereinafter as the “Evergreen Provision”). At our shareholders meeting held on September 7, 2022, our shareholders approved an amendment to the 2018 Plan to increase the number of Ordinary Shares issuable under the 2018 Plan by a one-time additional amount of 576,188 Ordinary Shares. At our shareholders meeting held on July 31, 2024, our shareholders approved a further amendment to the 2018 Plan to increase the number of Ordinary Shares issuable under the 2018 Plan by a one-time additional amount of 1,788,515 Ordinary Shares and to delete Section 10 of the 2018 Plan to provide additional flexibility with respect to vesting terms. On January 1, 2025, pursuant to the Evergreen Provision and following the approval of our Board, an additional 1,941,859 Ordinary Shares, equal to 5% of the total outstanding shares as of January 1, 2025, became available for issuance under the 2018 Plan. As of December 31, 2025, a total of 2,052,375 Ordinary Shares remained available for issuance under the 2018 Plan. On January 1, 2026, pursuant to the Evergreen Provision and following the approval of our Board, an additional 2,308,931 Ordinary Shares, equal to 5% of the total outstanding shares as of January 1, 2026, became available for issuance under the 2018 Plan. At our annual meeting of shareholders held on July 14, 2026, our shareholders approved a further amendment to the 2018 Plan to increase the number of Ordinary Shares issuable thereunder by a one-time additional amount of 2,500,000 Ordinary Shares.

As of September 14, 2026, a total of 3,087,230 Ordinary Shares, representing approximately 1.78% of the total outstanding Ordinary Shares as of that date, remained available for issuance under the 2018 Plan.

In connection with the Private Placement, the Purchasers agreed to vote in favor of a proposal seeking an increase in the number of Ordinary Shares reserved under the 2018 Plan such that the pool of unallocated Ordinary Shares eligible for equity awards following such increase equals ten percent (10%) of the Company’s outstanding Ordinary Shares at such time, minus the Top-up Grants, as defined in Proposal Two (the “Share Pool Increase”).

On July 26, 2026, the Board approved the Share Pool Increase, subject to shareholder approval, and noted that the number of Ordinary Shares comprising the Share Pool Increase would be calculated promptly following the closing of the Private Placement (the “Closing”) based on the actual number of securities issued in the Private Placement. Accordingly, on September 16, 2026, the Board approved an increase in the number of Ordinary Shares issuable under the 2018 Plan by a one-time additional amount of 13,937,915 Ordinary Shares, pursuant to an amendment to the 2018 Plan subject to shareholder approval (such amendment being referred to hereinafter as the “2018 Plan Amendment”).

The form of the 2018 Plan Amendment is attached to this proxy statement as Appendix A. You are encouraged to read the complete text of the 2018 Plan Amendment.

The Company continues to use equity-based compensation as a key tool for attracting, retaining and incentivizing its employees, officers, directors and consultants. In light of the substantial increase in the Company’s outstanding share capital resulting from the Private Placement, the equity grants described in Proposals Two through Five and the Company’s anticipated hiring and retention needs as it expands its clinical and management teams to support its next stage of development, including the preparation for and initiation of its Phase 3 registrational study of EB613, the Board has determined that the number of Ordinary Shares currently available for issuance under the 2018 Plan is insufficient to meet the Company’s anticipated needs and does not reflect current market benchmarks. The Board believes that the Share Pool Increase is necessary to ensure that the Company has sufficient equity capacity to attract, retain and incentivize highly qualified employees, officers, directors and consultants and to make competitive equity-based grants as the Company advances its clinical development programs. The Board further believes that maintaining sufficient equity capacity will promote the alignment of the interests of such individuals with those of the Company’s shareholders by providing them with an opportunity to acquire or increase a direct ownership interest in the Company and its future success.

Summary of the 2018 Plan

A summary of the material provisions of the 2018 Plan is included in this proxy statement under the section “Executive Compensation—Employee Equity Incentive Plans—2018 Equity Incentive Plan”, and a summary of the effect of the 2018 Plan Amendment is described above in this Proposal One. Such summaries do not purport to be complete descriptions of all the provisions of the 2018 Plan and the 2018 Plan Amendment, and they are qualified in their entirety by reference to the complete text of the 2018 Plan, which we filed as Exhibit 10.8 to our 2025 Annual Report, and the 2018 Plan Amendment, the form of which is set forth in Appendix A to this proxy statement.

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

Proposal

Shareholders are being asked to adopt the following resolution:

“RESOLVED, that the 2018 Plan Amendment, providing for an increase in the number of Ordinary Shares issuable under the 2018 Plan by a one-time additional amount of 13,937,915 Ordinary Shares, as described in this Proposal One and attached as Appendix A to the Company’s Proxy Statement for the Company’s 2026 Special Meeting, be, and it hereby is, approved.”

Vote Required

Proposal One requires the affirmative vote of a simple majority of our Ordinary Shares voted in person or by proxy, meaning that more votes must be cast “for” than “against” for Proposal One. Abstentions and broker non-votes will have no effect on the outcome of Proposal One.

Board Recommendation

The Board recommends that our shareholders vote “FOR” the adoption of this resolution.

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

PROPOSAL two — APPROVAL OF A ONE-TIME EQUITY GRANT TO MS. MIRANDA TOLEDANO, OUR CHIEF EXECUTIVE OFFICER AND A DIRECTOR

Background

This Proposal Two is being presented to shareholders following, and in connection with, the consummation of the Private Placement.

On July 28, 2026, the Company consummated the Private Placement and received gross proceeds of approximately $275 million. The Private Placement represented a transformational financing for the Company, substantially increasing the Company’s issued share capital and financial resources and providing significant capital to support the Company’s next stage of development, including the Phase 3 registrational program for EB613.

In connection with the Private Placement, the Purchasers agreed to vote in favor of a proposal approving an equity award to the Company’s Chief Executive Officer, allocated equally between share options and restricted share units (collectively, the “CEO Equity Awards”), with the size of the award to be determined following the Closing to restore the Chief Executive Officer’s fully diluted ownership company to her percentage holding in the Company on a fully-diluted basis immediately prior to Closing. The agreed methodology was intended to provide an objective basis for determining the size of the CEO Equity Awards following the substantial increase in the Company’s capitalization resulting from Private Placement. Under the Israeli Companies Law, the CEO Equity Awards require the approval of our shareholders.

On July 26, 2026, the Compensation Committee and the Board, respectively, voted to approve an equity award to Ms. Miranda Toledano, our Chief Executive Officer, in accordance with the terms described above, subject to the approval of our shareholders and the final determination, following the Closing, of the number of Ordinary Shares subject thereto and the applicable exercise price. Following the Closing and based on the actual number of securities issued in the Private Placement, the number of Ordinary Shares underlying the CEO Equity Awards was calculated in accordance with the agreed methodology and approved by the Board on September 16, 2026. Ms. Miranda Toledano serves as our Chief Executive Officer and as a director of the Company. Accordingly, and given her service as a member of our Board, any transaction between us and Ms. Toledano relating to her terms of compensation must be approved by the Compensation Committee, the Board and a Special Majority of our shareholders, to the extent applicable, in accordance with the provisions of the Israeli Companies Law.

The CEO Equity Awards are intended as long-term incentive and retention awards designed to further align her interests with those of our shareholders. The options included in the CEO Equity Awards have an exercise price equal to the fair market value of the Ordinary Shares as of the date of approval by the Board (i.e., September 16, 2026) and will vest over time subject to continued service, so that the CEO Equity Awards will provide realizable value only to the extent the value of the Ordinary Shares exceeds the applicable exercise price.

A significant portion of our Chief Executive Officer’s total compensation is accordingly “at-risk” and tied directly to share price performance, aligning her interests with those of our shareholders.

As contemplated by the Securities Purchase Agreement, the number of Ordinary Shares underlying the CEO Options (as defined below) and the number of CEO RSUs (as defined below) were calculated immediately following the Closing, based on the actual number of securities issued in the Private Placement, and were approved by the Board on September 16, 2026, in each case maintaining the allocation of 50% CEO Options and 50% CEO RSUs.

Our Compensation Committee and Board believe that approval of the CEO Equity Awards is in the best interest of the Company and our shareholders. We believe that retaining and incentivizing our Chief Executive Officer is central to the continued advancement of the Company’s corporate strategy, including the execution of key clinical development milestones, the successful execution of the Phase 3 registrational program for EB613, further development of our pipeline, and effective deployment of the Company’s capital allocation. The Compensation Committee and the Board consider a meaningful long-term equity holding to be the most effective means of aligning her interests with those of our shareholders. In reaching that view, the Compensation Committee and the Board took into account Ms. Toledano’s meaningful contribution and achievements since undertaking the CEO role, the competitive market for chief executives of clinical-stage companies conducting registrational programs, and the comparative market compensation benchmark data. We are now seeking shareholder approval, as required under the Israeli Companies Law, by a Special Majority approval, of the CEO Equity Awards, as described herein. To the extent this Proposal Two is approved by our shareholders, the CEO Equity Award would restore our Chief Executive Officer’s ownership of the Company to 4.57% on a fully diluted basis.

The CEO Equity Award described in this Proposal Two, together with the CFO Equity Awards, the COO Equity Award and R&D Equity Award described in Proposals Three, Four and Five, respectively, are referred to collectively as the “Top-up Grants.”

Terms of the CEO Equity Awards

The terms of the CEO Equity Awards, which would become effective following the approval of our shareholders at this Special Meeting (and the other conditions noted below), would be as follows:

(i)	Option Grant. Ms. Toledano will be entitled to receive a grant of options to purchase 3,351,790 Ordinary Shares (the “CEO Options”), at an exercise price of $2.96 per Ordinary Share, under the 2018 Plan, subject to the requirements of applicable laws and regulations. The CEO Options shall vest as follows: provided that Ms. Toledano has not undergone a Termination of Service (as defined in the 2018 Plan) prior to the applicable vesting date, the CEO Options shall vest over a three (3) year period, with one-third of the CEO Options vesting on September 16, 2027 and the remaining two-thirds of the CEO Options vesting in eight substantially equal portions over the remaining two (2) year period thereafter, on a quarterly basis, rounded down to the nearest whole share, provided, that with respect to the last such quarterly installment, the number of CEO Options that vest in the installment shall be such that Ms. Toledano will be fully vested in the total number of CEO Options listed above as of such applicable quarterly anniversary (i.e., such that one hundred percent (100%) of the CEO Options shall become fully vested on September 16, 2029); provided further, however, that in the event of a Change in Control (as defined in the 2018 Plan) in which Ms. Toledano continues to provide services to the Company on the date of consummation of such Change in Control, 100% of any unvested CEO Options at the time of the consummation of such Change in Control shall become fully vested and exercisable. The expiration date of the CEO Options shall be September 16, 2036, or such earlier date in accordance with the 2018 Plan or the Company’s option agreement.

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

(ii)	RSU Grant. Ms. Toledano will be entitled to receive a grant of 3,351,790 restricted share units (the “CEO RSUs”) under the 2018 Plan, subject to the requirements of applicable laws and regulations. The CEO RSUs shall vest as follows: provided that Ms. Toledano has not undergone a Termination of Service (as defined in the 2018 Plan) prior to the applicable vesting date, the CEO RSUs shall vest over a one (1) year period, with 100% of the CEO RSUs vesting in four substantially equal quarterly installments over the one (1) year period following September 16, 2026, rounded down to the nearest whole share, provided, that with respect to the last such quarterly installment, the number of CEO RSUs that vest in the installment shall be such that Ms. Toledano will be fully vested in the total number of CEO RSUs listed above as of such applicable quarterly anniversary (i.e., such that one hundred percent (100%) of the CEO RSUs shall become fully vested on September 16, 2027); provided further, however, that in the event of a Change in Control (as defined in the 2018 Plan) in which Ms. Toledano continues to provide services to the Company on the date of consummation of such Change in Control, 100% of any unvested CEO RSUs at the time of the consummation of such Change in Control shall become fully vested.

The grant of the CEO Options and CEO RSUs are also subject to the subject to the approval of our shareholders and the approval of the amendment to the 2018 Plan described in Proposal One and filing by the Company of a Registration Statement on Form S-8 registering the Ordinary Shares underlying the CEO Options and CEO RSUs.

Proposal

Shareholders are being asked to adopt the following resolution:

“RESOLVED, that the one-time equity grant to Miranda Toledano, our Chief Executive Officer, as described in Proposal Two of the Company’s Proxy Statement for the Company’s 2026 Special Meeting, be, and is hereby, approved.”

Vote Required

Proposal Two requires the affirmative vote of a simple majority of our Ordinary Shares voted in person or by proxy, meaning that more votes must be cast “for” than “against” for Proposal Two, and abstentions and broker non-votes have no effect on the outcome of Proposal Two. In addition to the simple majority vote described above, the Israeli Companies Law requires further, to the extent applicable pursuant to the provisions of the Israeli Companies Law, that either (i) such majority must include a simple majority of the votes cast by shareholders having no personal interest in the matter (excluding abstentions) or (ii) the total number of votes of shareholders mentioned in clause (i) above who voted against such transaction does not exceed 2% of the total voting rights in the Company.

As part of the Special Majority vote, you must indicate whether you are a controlling shareholder or have a personal interest in the approval of this proposal. According to the Relief Regulations, by signing and submitting the accompanying proxy card, you declare and approve that you have no personal interest in the approval of this proposal, unless you have notified the Company of such personal interest in writing. If you believe that you have a personal interest in this Proposal and you wish to inform the Company of such personal interest, you should submit such information in advance of voting to Dana Yaacov-Garbeli, our Chief Financial Officer.

Board Recommendation

The Board recommends that our shareholders vote “FOR” the adoption of this resolution.

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

PROPOSAL three — APPROVAL OF A ONE-TIME EQUITY GRANT TO MS. DANA YAACOV-GARBELI, OUR CHIEF FINANCIAL OFFICER

Background

This Proposal Three is being presented to shareholders following, and in connection with, the consummation of the Private Placement.

On July 28, 2026, the Company consummated the Private Placement and received gross proceeds of approximately $275 million. The Private Placement represented a transformational financing for the Company, substantially increasing the Company’s issued share capital and financial resources and providing significant capital to support the Company’s next stage of development, including the Phase 3 registrational program for EB613.

In connection with the Private Placement, and in order to retain and incentivize the Company’s senior management over the long term, the Purchasers agreed to vote in favor of a proposal approving equity awards to certain of the Company’s named executive officers, as determined by the Board, to restore their respective percentage ownership of the Company on a fully-diluted basis to their respective percentage ownership of the Company on a fully-diluted basis immediately prior to the Closing of the Private Placement. Under the Israeli Companies Law, these awards require the approval of our shareholders, and each Purchaser agreed to vote the Ordinary Shares beneficially held by it in favor of their approval.

With respect to Ms. Dana Yaacov-Garbeli, our Chief Financial Officer, the equity award described in this proposal is referred to as the “CFO Equity Award.”

On July 26, 2026, the Board approved the Securities Purchase Agreement, including the Supported Proposals, while noting that no determination was made at that time with respect to the identity of the additional executive officers who would receive Top-up Grants or the specific terms of any such grants and that such matter would be discussed and approved following the Closing, subject to the approval of the Compensation Committee, the Board and the shareholders of the Company, to the extent required under applicable law.

Accordingly, on September 16, 2026, the Compensation Committee and the Board approved the CFO Equity Award to Ms. Yaacov-Garbeli, consisting of the CFO Options (as defined below) and calculated to restore her percentage ownership of the Company on a fully diluted basis to her percentage ownership of the Company on a fully diluted basis immediately prior to the Closing, subject to the approval of our shareholders and the approval of the amendment to the 2018 Plan described in Proposal One.

Our Compensation Committee and Board believe that the CFO Equity Award is in the best interest of the Company and our shareholders, in order to retain and incentivize Ms. Yaacov-Garbeli, our Chief Financial Officer, over the long term and better align her interests with those of our shareholders.

Pursuant to the Israeli Companies Law, any transaction between us and an office holder (as defined in the Companies Law), relating to his or her terms of compensation, must generally be consistent with our compensation policy, and must be approved by the Compensation Committee, the Board and a Special Majority of our shareholders, to the extent applicable, in accordance with the provisions of the Israeli Companies Law.

We are now seeking shareholder approval, as required under the Israeli Companies Law, by a Special Majority approval, of the CFO Equity Award, as described herein. To the extent this Proposal Three is approved by our shareholders, the CFO Equity Award would restore our Chief Financial Officer’s ownership of the Company to 1.09% on a fully diluted basis.

Terms of the CFO Equity Award

The terms of the CFO Equity Award, which would become effective following the approval of our shareholders at this Special Meeting (and the other conditions noted below), would be as follows:

(i)	Option Grant. Ms. Dana Yaacov-Garbeli will be entitled to receive a grant of options to purchase 1,595,260 Ordinary Shares (the “CFO Options”), at an exercise price of $2.96 per Ordinary Share, under the 2018 Plan, subject to the requirements of applicable laws and regulations. Provided that Ms. Yaacov-Garbeli has not undergone a Termination of Service (as defined in the 2018 Plan) prior to the applicable vesting date, the CFO Options shall vest over a three (3) year period, with one-third of the CFO Options vesting on September 16, 2027 and the remaining two-thirds vesting in eight substantially equal portions over the remaining two (2) year period thereafter, on a quarterly basis, rounded down to the nearest whole share, provided, that with respect to the last such quarterly installment, the number of CFO Options that vest in the installment shall be such that Ms. Yaacov-Garbeli will be fully vested in the total number of CFO Options listed above as of such applicable quarterly anniversary (i.e., such that one hundred percent (100%) of the CFO Options shall become fully vested on September 16, 2029); provided further, however, that in the event of a Change in Control (as defined in the 2018 Plan) in which Ms. Yaacov-Garbeli continues to provide services to the Company on the date of consummation of such Change in Control, 100% of any unvested CFO Options at the time of the consummation of such Change in Control shall become fully vested and exercisable. The expiration date of the CFO Options shall be September 16, 2036, or such earlier date in accordance with the 2018 Plan or the Company’s option agreement. The grant of the CFO Options is subject to the approval of our shareholders and the approval of the amendment to the 2018 Plan described in Proposal One, as well as the filing by the Company of a Registration Statement on Form S-8 registering the Ordinary Shares underlying the option grants.

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

Proposal

Shareholders are being asked to adopt the following resolution:

“RESOLVED, that the one-time equity grant to Dana Yaacov-Garbeli, our Chief Financial Officer, as described in Proposal Three of the Company’s Proxy Statement for the Company’s 2026 Special Meeting, be, and is hereby, approved.”

Vote Required

Proposal Three requires the affirmative vote of a simple majority of our Ordinary Shares voted in person or by proxy, meaning that more votes must be cast “for” than “against” for Proposal Three, and abstentions and broker non-votes have no effect on the outcome of Proposal Three. In addition to the simple majority vote described above, the Israeli Companies Law requires further, to the extent applicable pursuant to the provisions of the Israeli Companies Law, that either (i) such majority must include a simple majority of the votes cast by shareholders having no personal interest in the matter (excluding abstentions) or (ii) the total number of votes of shareholders mentioned in clause (i) above who voted against such transaction does not exceed 2% of the total voting rights in the Company.

As part of the Special Majority vote, you must indicate whether you are a controlling shareholder or have a personal interest in the approval of this proposal. According to the Relief Regulations, by signing and submitting the accompanying proxy card, you declare and approve that you have no personal interest in the approval of this proposal, unless you have notified the Company of such personal interest in writing. If you believe that you have a personal interest in this Proposal and you wish to inform the Company of such personal interest, you should submit such information in advance of voting to Dana Yaacov-Garbeli, our Chief Financial Officer.

Board Recommendation

The Board recommends that our shareholders vote “FOR” the adoption of this resolution.

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

PROPOSAL four— APPROVAL OF A ONE-TIME EQUITY GRANT TO MR. HILLEL GALITZER, OUR CHIEF OPERATING OFFICER

Background

This Proposal Four is being presented to shareholders following, and in connection with, the consummation of the Private Placement.

On July 28, 2026, the Company consummated the Private Placement and received gross proceeds of approximately $275 million. The Private Placement represented a transformational financing for the Company, substantially increasing the Company’s issued share capital and financial resources and providing significant capital to support the Company’s next stage of development, including the Phase 3 registrational program for EB613.

In connection with the Private Placement, and in order to retain and incentivize the Company’s senior management over the long term, the Purchasers agreed to vote in favor of a proposal approving equity awards to certain of the Company’s named executive officers, as determined by the Board, to restore their respective percentage ownership of the Company on a fully-diluted basis to their respective percentage ownership of the Company on a fully-diluted basis immediately prior to the Closing of the Private Placement. Under the Israeli Companies Law, these awards require the approval of our shareholders, and each Purchaser agreed to vote the Ordinary Shares beneficially held by it in favor of their approval.

The equity award to Mr. Hillel Galitzer described in this proposal is referred to as the “COO Equity Award.”

On July 26, 2026, the Board approved the Securities Purchase Agreement, including the Supported Proposals, while noting that no determination was made at that time with respect to the identity of the additional executive officers who would receive Top-up Grants or the specific terms of any such grants and that such matter would be discussed and approved following the Closing, subject to the approval of the Compensation Committee, the Board and the shareholders of the Company, to the extent required under applicable law.

Accordingly, on September 16, 2026, the Compensation Committee and the Board approved the COO Equity Award to Mr. Hillel Galitzer, our Chief Operating Officer, in accordance with the terms described below, consisting of the COO Options described below and calculated to restore his percentage ownership of the Company on a fully diluted basis to his percentage ownership of the Company on a fully diluted basis immediately prior to the Closing, subject to the approval of our shareholders, and the approval of the amendment to the 2018 Plan described in Proposal One.

Our Compensation Committee and Board believe that the COO Equity Award is in the best interest of the Company and our shareholders in order to retain and incentivize Mr. Galitzer, our Chief Operating Officer, over the long term and better align his interests with those of our shareholders.

Pursuant to the Israeli Companies Law, any transaction between us and an office holder (as defined in the Companies Law), relating to his or her terms of compensation, must generally be consistent with our compensation policy, and must be approved by the Compensation Committee, the Board and a Special Majority of our shareholders, to the extent applicable, in accordance with the provisions of the Israeli Companies Law.

We are now seeking shareholder approval, as required under the Israeli Companies Law, by a Special Majority approval, of the COO Equity Award, as described herein. To the extent this Proposal Four is approved by our shareholders, the COO Equity Award would restore our Chief Operating Officer’s ownership of the Company to 1.33% on a fully diluted basis.

Terms of the COO Equity Award

The terms of the COO Equity Award, which would become effective following the approval of our shareholders at this Special Meeting (and the other conditions noted below), would be as follows:

(i)	Option Grant. Mr. Hillel Galitzer will be entitled to receive a grant of options to purchase 1,950,925 Ordinary Shares (the “COO Options”), at an exercise price of $2.96 per Ordinary Share, under the 2018 Plan, subject to the requirements of applicable laws and regulations. Provided that Mr. Galitzer has not undergone a Termination of Service (as defined in the 2018 Plan) prior to the applicable vesting date, the COO Options shall vest over a three (3) year period, with one-third of the COO Options vesting on September 16, 2027 and the remaining two-thirds vesting in eight substantially equal portions over the remaining two (2) year period thereafter, on a quarterly basis, rounded down to the nearest whole share, provided, that with respect to the last such quarterly installment, the number of COO Options that vest in the installment shall be such that Mr. Galitzer will be fully vested in the total number of COO Options listed above as of such applicable quarterly anniversary (i.e., such that one hundred percent (100%) of the COO Options shall become fully vested on September 16, 2029); provided further, however, that in the event of a Change in Control (as defined in the 2018 Plan) in which Mr. Galitzer continues to provide services to the Company on the date of consummation of such Change in Control, 100% of any unvested COO Options at the time of the consummation of such Change in Control shall become fully vested and exercisable. The expiration date of the COO Options shall be September 16, 2036, or such earlier date in accordance with the 2018 Plan or the Company’s option agreement. The grant of the COO Options is subject to the approval of our shareholders and the approval of the amendment to the 2018 Plan described in Proposal One, as well as the filing by the Company of a Registration Statement on Form S-8 registering the Ordinary Shares underlying the option grants.

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

Proposal

Shareholders are being asked to adopt the following resolution:

“RESOLVED, that the one-time equity grant to Hillel Galitzer, our Chief Operating Officer, as described in Proposal Four of the Company’s Proxy Statement for the Company’s 2026 Special Meeting, be, and is hereby, approved.”

Vote Required

Proposal Four requires the affirmative vote of a simple majority of our Ordinary Shares voted in person or by proxy, meaning that more votes must be cast “for” than “against” for Proposal Four, and abstentions and broker non-votes have no effect on the outcome of Proposal Four. In addition to the simple majority vote described above, the Israeli Companies Law requires further, to the extent applicable pursuant to the provisions of the Israeli Companies Law, that either (i) such majority must include a simple majority of the votes cast by shareholders having no personal interest in the matter (excluding abstentions) or (ii) the total number of votes of shareholders mentioned in clause (i) above who voted against such transaction does not exceed 2% of the total voting rights in the Company.

As part of the Special Majority vote, you must indicate whether you are a controlling shareholder or have a personal interest in the approval of this proposal. According to the Relief Regulations, by signing and submitting the accompanying proxy card, you declare and approve that you have no personal interest in the approval of this proposal, unless you have notified the Company of such personal interest in writing. If you believe that you have a personal interest in this Proposal and you wish to inform the Company of such personal interest, you should submit such information in advance of voting to Dana Yaacov-Garbeli, our Chief Financial Officer.

Board Recommendation

The Board recommends that our shareholders vote “FOR” the adoption of this resolution.

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

PROPOSAL five— APPROVAL OF A ONE-TIME EQUITY GRANT TO MR. GREGORY BURSHTEIN, OUR CHIEF OF RESEARCH AND DEVELOPMENT

Background

This Proposal Five is being presented to shareholders following, and in connection with, the consummation of the Private Placement.

On July 28, 2026, the Company consummated the Private Placement and received gross proceeds of approximately $275 million. The Private Placement represented a transformational financing for the Company, substantially increasing the Company’s issued share capital and financial resources and providing significant capital to support the Company’s next stage of development, including the Phase 3 registrational program for EB613.

In connection with the Private Placement, and in order to retain and incentivize the Company’s senior management over the long term, the Purchasers agreed to vote in favor of a proposal approving equity awards to certain of the Company’s named executive officers, as determined by the Board, to restore their respective percentage ownership of the Company on a fully-diluted basis to their respective percentage ownership of the Company on a fully-diluted basis immediately prior to the Closing of the Private Placement. Under the Israeli Companies Law, these awards require the approval of our shareholders, and each Purchaser agreed to vote the Ordinary Shares beneficially held by it in favor of their approval.

The equity award to Mr. Gregory Burshtein described in this proposal is referred to as the “R&D Equity Award”.

On July 26, 2026, the Board approved the Securities Purchase Agreement, including the Supported Proposals, while noting that no determination was made at that time with respect to the identity of the additional executive officers who would receive Top-up Grants or the specific terms of any such grants and that such matter would be discussed and approved following the Closing, subject to the approval of the Compensation Committee, the Board and the shareholders of the Company, to the extent required under applicable law.

Accordingly, on September 16, 2026, the Compensation Committee and the Board, respectively, approved the R&D Equity Award to Mr. Gregory Burshtein, our Chief of Research and Development, in accordance with the terms described below, consisting of the R&D Options described below and calculated to restore his percentage ownership of the Company on a fully diluted basis to his percentage ownership of the Company on a fully diluted basis immediately prior to the Closing, subject to the approval of our shareholders and the approval of the amendment to the 2018 Plan described in Proposal One.

Our Compensation Committee and Board believe that the R&D Equity Award is in the best interest of the Company and our shareholders, in order to retain and incentivize Mr. Burshtein, our Chief of Research and Development, over the long term and better align his interests with those of our shareholders.

Pursuant to the Israeli Companies Law, any transaction between us and an office holder (as defined in the Companies Law), relating to his or her terms of compensation, must generally be consistent with our compensation policy, and must be approved by the Compensation Committee, the Board and a Special Majority of our shareholders, to the extent applicable, in accordance with the provisions of the Israeli Companies Law.

We are now seeking shareholder approval, as required under the Israeli Companies Law, by a Special Majority approval, of the R&D Equity Award, as described herein. To the extent this Proposal Five is approved by our shareholders, the R&D Equity Award would restore our Head of R&D’s ownership of the Company to 1.05% on a fully diluted basis.

Terms of the R&D Equity Award

The terms of the R&D Equity Award, which would become effective following the approval of our shareholders at this Special Meeting (and the other conditions noted below), would be as follows:

(i)	Option Grant. Mr. Gregory Burshtein will be entitled to receive a grant of options to purchase 1,540,754 Ordinary Shares (the “R&D Options”), at an exercise price of $2.96 per Ordinary Share, under the 2018 Plan, subject to the requirements of applicable laws and regulations. Provided that Mr. Burshtein has not undergone a Termination of Service (as defined in the 2018 Plan) prior to the applicable vesting date, the R&D Options shall vest over a three (3) year period, with one-third of the R&D Options vesting on September 16, 2027 and the remaining two-thirds vesting in eight substantially equal portions over the remaining two (2) year period thereafter, on a quarterly basis, rounded down to the nearest whole share, provided, that with respect to the last such quarterly installment, the number of R&D Options that vest in the installment shall be such that Mr. Burshtein will be fully vested in the total number of R&D Options listed above as of such applicable quarterly anniversary (i.e., such that one hundred percent (100%) of the R&D Options shall become fully vested on September 16, 2029); provided further, however, that in the event of a Change in Control (as defined in the 2018 Plan) in which Mr. Burshtein continues to provide services to the Company on the date of consummation of such Change in Control, 100% of any unvested R&D Options at the time of the consummation of such Change in Control shall become fully vested and exercisable. The expiration date of the R&D Options shall be September 16, 2036, or such earlier date in accordance with the 2018 Plan or the Company’s option agreement. The grant of the R&D Options is subject to the approval of our shareholders and the approval of the amendment to the 2018 Plan described in Proposal One, as well as the filing by the Company of a Registration Statement on Form S-8 registering the Ordinary Shares underlying the option grants.

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

Proposal

Shareholders are being asked to adopt the following resolution:

“RESOLVED, that the one-time equity grant to Gregory Burshtein, our Chief of Research and Development, as described in Proposal Five of the Company’s Proxy Statement for the Company’s 2026 Special Meeting, be, and is hereby, approved.”

Vote Required

Proposal Five requires the affirmative vote of a simple majority of our Ordinary Shares voted in person or by proxy, meaning that more votes must be cast “for” than “against” for Proposal Five, and abstentions and broker non-votes have no effect on the outcome of Proposal Five. In addition to the simple majority vote described above, the Israeli Companies Law requires further, to the extent applicable pursuant to the provisions of the Israeli Companies Law, that either (i) such majority must include a simple majority of the votes cast by shareholders having no personal interest in the matter (excluding abstentions) or (ii) the total number of votes of shareholders mentioned in clause (i) above who voted against such transaction does not exceed 2% of the total voting rights in the Company.

As part of the Special Majority vote, you must indicate whether you are a controlling shareholder or have a personal interest in the approval of this proposal. According to the Relief Regulations, by signing and submitting the accompanying proxy card, you declare and approve that you have no personal interest in the approval of this proposal, unless you have notified the Company of such personal interest in writing. If you believe that you have a personal interest in this Proposal and you wish to inform the Company of such personal interest, you should submit such information in advance of voting to Dana Yaacov-Garbeli, our Chief Financial Officer.

Board Recommendation

The Board recommends that our shareholders vote “FOR” the adoption of this resolution.

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

PROPOSAL SIX — APPROVAL OF AN AMENDED AND RESTATED COMPENSATION POLICY

Background

Pursuant to the Israeli Companies Law, all Israeli companies, such as the Company, whose shares are publicly listed, are required to adopt a written compensation policy for their executives, which addresses certain items prescribed by the Israeli Companies Law and serves as a flexible framework for executive and director compensation. The compensation policy must further be approved once every three years by the Board, after it considers the recommendations of the Compensation Committee, and then by a Special Majority of the shareholders, to the extent applicable, in accordance with the provisions of the Israeli Companies Law. To the extent a compensation policy is not approved by the shareholders, then generally, following re-discussion of the matter, the Compensation Committee and the Board may nonetheless approve the compensation policy based on detailed reasoning, provided such approval is in the Company’s best interest. Revisions to the compensation policy require the same approval process, unless otherwise provided by applicable Israeli law.

As part of its ongoing commitment to robust compensation governance, the Compensation Committee, together with the Board, conducts an ongoing review of the Company’s compensation policy against market benchmarks, including through the engagement of independent external compensation consultants and the use of comprehensive compensation surveys. This review process is designed to ensure that the Company’s compensation framework remains competitive, appropriately reflects the Company’s stage of development and peer-group positioning, and continues to serve the Company’s objectives of attracting, retaining and incentivizing highly qualified executives and directors.

In determining that the proposed amendments are appropriate, the Compensation Committee and the Board considered, among other things, external compensation surveys prepared by Aon plc, a leading global compensation consulting firm, and by Brightman Almagor Zohar & Co. (Deloitte Israel). Both surveys benchmarked the Company’s executive compensation against peer groups consisting of Israeli companies listed in the United States and U.S. public companies of comparable size and stage of development. The surveys confirmed that a majority of the Company’s executive compensation levels are below market and do not reflect current market benchmarks, with the fair value of annual equity grants to the Company’s officers being below the median of the relevant peer groups. The below-market positioning of the Company’s executive compensation, particularly with respect to equity-based awards, poses a meaningful risk to the Company’s ability to attract, retain and motivate the highly qualified executives necessary to lead the Company’s next stage of development.

We adopted a compensation policy on September 27, 2018. On October 4, 2021, July 31, 2024 and July 16, 2025, the Company’s shareholders approved amendments to the compensation policy at the Company’s 2021, 2024 and 2025 annual meetings of shareholders, respectively, in order to ensure a relevant and appropriate compensation framework to meet the Company’s needs and in accordance with Israeli law requirements. Although the compensation policy was last approved in 2025, for the reasons described above and below (i.e., to align with current market benchmarks), we are now presenting to our shareholders a proposal to approve our Amended Compensation Policy, a form of which is attached to this proxy statement as Appendix B. The policy would be effective for the next three years, or such longer period as may be permitted in accordance with the Israeli Companies Law. Pursuant to our compensation policy, the compensation that may be granted to an executive officer may include: base salary; cash bonuses; and equity-based compensation. The cash bonus component aims to ensure that the Company’s executive officers are incentivized to reach the Company’s annual goals. The equity-based compensation component is intended to incentivize and reward for future long-term performance, to foster a long-term link between executive officers’ interests and the interests of the Company and its shareholders, and to attract, motivate and retain executive officers for the long term. Our compensation policy also provides for compensation to the members of our Board in accordance with the principles determined in our compensation policy and the specific terms as further described in this proxy statement under Proposal Seven.

On September 16, 2026, the Compensation Committee and the Board determined that, in light of the results of the updated external compensation surveys mentioned above, as well as the Private Placement and the substantial increase in the Company’s outstanding share capital and capital resources resulting therefrom, it would be advisable for the Company to adjust certain thresholds and to make certain additional changes to its existing compensation policy to better reflect the terms offered by companies of a similar size and in a similar sector to the Company, and to bring the Company’s compensation framework in line with competitive market levels for clinical-stage biopharmaceutical companies. Maintaining a competitive compensation program as reflected in the Amended Compensation Policy (as defined below) is essential to retaining the experienced management team that has guided the Company through a transformational financing and to attracting new talent as the Company expands its global operations, while aligning their compensation terms with Company resources and needs. Aligning executive compensation with peer-group norms also serves to strengthen the link between management incentives and long-term shareholder value, by ensuring that a meaningful portion of executive compensation is delivered in the form of equity awards whose value is directly tied to the Company’s performance. Shareholders are therefore urged to vote in favor of this Proposal Six.

Unlike a “say-on-pay” advisory vote, which is a retrospective shareholder vote based on actual executive compensation granted in the previous year, the compensation policy serves as a shareholder-approved prospective framework for the Compensation Committee and the Board when making compensation decisions generally for the following three-year period, which sets caps and other limitations. The Compensation Committee and the Board generally cannot approve any compensation to directors or executive officers that does not fall within the framework of the Company’s compensation policy without seeking shareholder approval. Therefore, and in light of our previous experience, we believe that our compensation policy must provide flexibility to address our various needs and challenges, including special circumstances that may arise during the applicable three-year period. The compensation elements, caps and other limitations set forth in the compensation policy do not create an obligation or a promise to grant such compensation.

Following the recommendation of the Compensation Committee, the Board has approved, and recommends that shareholders approve, the amended compensation policy (the “Amended Compensation Policy”) in the form attached to this proxy statement as Appendix B. The Amended Compensation Policy submitted for shareholder approval under this Proposal Six addresses the requirements under the Israeli Companies Law and shall be in effect in accordance with the Israeli Companies Law, as long as such requirements are applicable to the Company. You are encouraged to read the complete text of the Amended Compensation Policy attached as Appendix B.

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

Proposal

Shareholders are being asked to adopt the following resolution:

“RESOLVED, that the Amended Compensation Policy, as described in Proposal Six and attached as Appendix B of the Company’s Proxy Statement for the Company’s 2026 Special Meeting, be, and it hereby is, approved.”

Vote Required

Proposal Six requires the affirmative vote of a simple majority of our Ordinary Shares voted in person or by proxy, meaning that more votes must be cast “for” than “against” for Proposal Six, and abstentions and broker non-votes have no effect on the outcome of Proposal Six. In addition to the simple majority vote described above, the Israeli Companies Law requires further, to the extent applicable pursuant to the provisions of the Israeli Companies Law, that either (i) such majority must include a simple majority of the votes cast by shareholders having no personal interest in the matter (excluding abstentions) or (ii) the total number of votes of shareholders mentioned in clause (i) above who voted against such proposal does not exceed 2% of the total voting rights in the Company.

Board Recommendation

The Board recommends that our shareholders vote “FOR” the adoption of this resolution.

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

PROPOSAL SEVEN — APPROVAL OF THE AMENDED TERMS OF COMPENSATION OF THE COMPANY’S NON-EXECUTIVE DIRECTORS

Background

Pursuant to the Israeli Companies Law, any transaction between the Company and a member of its Board relating to his or her terms of compensation must generally be consistent with the Company’s compensation policy, and must be approved by the Compensation Committee, the Board and a Special Majority of the Company’s shareholders, to the extent applicable, in accordance with the provisions of the Israeli Companies Law.

In connection with the Company’s periodic review of the compensation of its non-executive directors, the Compensation Committee and the Board considered external compensation survey prepared by Aon, a leading global compensation consulting firm. The survey benchmarked the compensation of the Company’s non-executive directors against peer groups consisting of U.S. public companies of comparable size and stage of development. The survey found that the equity component of the Company’s non-executive director compensation is below market and is not competitive compared to the relevant peer groups. In particular, the fair value of the initial and annual equity grants to the Company’s non-executive directors was identified as below the peer-group benchmarks.

The Compensation Committee and the Board believe that adjusting the compensation terms of the Company’s non-executive directors to competitive market levels is in the best interests of the Company and its shareholders. Non-executive directors play a critical governance role, providing independent oversight of management and guiding the Company’s strategic direction, which is particularly important as the Company enters the pivotal Phase 3 stage of its clinical development program. Offering competitive compensation is essential to attracting and retaining highly qualified independent directors with the specialized industry expertise, corporate governance experience and strategic judgment that the Company requires at this stage. Aligning director compensation with peer-group norms, particularly the equity component, further strengthens the alignment between the Board’s interests and those of shareholders, as the value of equity-based awards is directly tied to the Company’s long-term performance. Shareholders are therefore urged to vote in favor of this Proposal Seven.

On September 16, 2026, our Board, following the approval of the Compensation Committee, approved, and recommended that shareholders approve, an amended compensation structure to be granted to each of our non-executive directors (whether currently serving as a director or appointed in the future, without the need for further action or approval with respect to any specific non-executive director, with effect on and from October 1, 2026).

(i)	Board membership fee. Each non-executive director will be entitled to receive an annual participation fee equal to $40,000, except that the Chairman of the Board will be entitled to receive an annual participation fee equal to $80,000. In the event that a non-executive director or the chairman serves as a member of the Board during only part of a year, a pro rata portion of the annual fee shall be paid. The annual Board membership fee is paid on a quarterly basis.

(ii)	Committee participation fees. In addition, each non-executive director will be entitled to receive annual participation fees for service on each Board committee ($8,000 for service on the audit committee, $6,000 for the compensation committee, and $5,000 for other committees, including the nomination and corporate governance committee and ad-hoc committees) provided that the chairman of each committee will be entitled to receive annual participation fees for serving as chairman on such committee ($15,000 for providing services as chairman of the audit committee, $12,000 for providing services as chairman of the compensation committee or $10,000 for serving as chairman of other committees, including nomination and corporate governance committee and ad-hoc committees). All participation fees are paid on a quarterly basis. In the event that a non-executive director serves as a member or chairman in any of the foregoing compositions during only part of a year, a pro rata portion of the annual fee shall be paid.

(iii)	Annual Equity-based Compensation Grant. In addition, each non-executive director will be entitled to receive an annual grant of options to purchase Ordinary Shares in such amount as reflects a Fair Market Value (as defined in the 2018 Plan) of up to $86,000 as of the applicable grant date. The options will vest over the course of one year in four quarterly installments, so long as such non-executive director's engagement with the Company is still in effect. The options shall be granted under the Company’s 2018 Plan, as amended from time to time, and are subject to the terms thereof. These options shall be subject to full acceleration of vesting upon the consummation of a “Change in Control” (as such term is defined in the 2018 Plan).

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

In addition, each new non-executive director who joins the Board subsequent to September 16, 2026 shall also be entitled to receive:

(iv)	One-Time Equity-Based Compensation Grant. Each new non-executive director who joins the Board subsequent to September 16, 2026 will be entitled to receive a one-time grant of options to purchase Ordinary Shares in such amount as reflects a Fair Market Value (as defined in the 2018 Plan) of up to $130,000 as of the date of the grant (to be granted on, or promptly following, the date on which such new director joins the Board). The options will vest over a three (3) year period, with one-third of the options vesting on the first anniversary from the date of grant and the remaining two-thirds vesting in eight substantially equal portions over the remaining two (2) year period thereafter, on a quarterly basis, so long as such non-executive director's engagement with the Company is still in effect. The options shall be granted under the Company’s 2018 Plan, as amended from time to time, and are subject to the terms thereof. These options shall be subject to full acceleration of vesting upon the consummation of a “Change in Control” (as such term is defined in the 2018 Plan).

VAT, if applicable, will be added to all compensation components mentioned in this Proposal Seven.

For the avoidance of doubt, as previously approved by our shareholders at our 2026 annual meeting of shareholders, any non-executive director who joins the Board after the date of the applicable annual general meeting shall be entitled to receive a pro rata portion of the annual options grant for the remainder of the applicable year, calculated based on the number of days from the date of such director's appointment to December 31 of such calendar year as a fraction of 365 days. Such pro rata grant shall be made on, or promptly following, the date of the director's appointment to the Board, with the vesting commencement date being the date of such director's appointment. Any such pro rata grant shall also be subject to the full acceleration upon a Change in Control as described above. In addition, the grant timing of the annual Equity-based Compensation Grant shall be as approved by our shareholders at our 2026 annual meeting of shareholders (proposal two of that meeting).

For the avoidance of doubt, if this Proposal Seven is not approved by the shareholders, then the non-executive directors shall be entitled to receive the cash and equity compensation as previously approved by the shareholders and as in effect immediately prior to the Special Meeting.

Proposal

Shareholders are being asked to adopt the following resolution:

“RESOLVED, that the amended terms of compensation of the Company’s non-executive directors, as described in Proposal Seven of the Company’s Proxy Statement for the Company’s 2026 Special Meeting, be, and it hereby is, approved.”

Vote Required

Proposal Seven requires the affirmative vote of a simple majority of our Ordinary Shares voted in person or by proxy, meaning that more votes must be cast “for” than “against” for Proposal Seven, and abstentions and broker non-votes have no effect on the outcome of Proposal Seven. In addition to the simple majority vote described above, the Israeli Companies Law requires further, to the extent applicable pursuant to the provisions of the Israeli Companies Law, that either (i) such majority must include a simple majority of the votes cast by shareholders having no personal interest in the matter (excluding abstentions) or (ii) the total number of votes of shareholders mentioned in clause (i) above who voted against such proposal does not exceed 2% of the total voting rights in the Company.

Board Recommendation

The Board recommends that our shareholders vote “FOR” the adoption of this resolution.

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

PROPOSAL EIGHT — APPROVAL OF EXTENSION OF THE POST-TERMINATION EXERCISE PERIOD FOR OFFICERS AND DIRECTORS

Background

Under the Company’s existing share option agreements, granted pursuant to the 2018 Plan, if a participant (including an officer or director) incurs a Termination of Service (as defined in the 2018 Plan) for any reason other than death, Disability or for Cause, the participant’s vested share options must be exercised within three (3) months following the date of such Termination of Service (or, if earlier, prior to the expiration date of such options) (the “Current Exercise Period”). The Board believes that this 90-day post-termination exercise window may not provide sufficient flexibility for the Company’s officers and directors and may not fully reflect the long-term nature of the Company’s equity compensation program. In particular, the realization of value in a clinical-stage biopharmaceutical company may depend on clinical, regulatory and other strategic milestones that occur over periods extending well beyond the respective periods of service of the Company’s officers and directors, including non-executive directors (collectively, “Office Holders”).

Pursuant to the Israeli Companies Law, the terms of compensation of the Company’s directors and officers (including the terms of share option agreements) must generally be consistent with the Company’s compensation policy, and must be approved by the Compensation Committee, the Board and a Special Majority of the Company’s shareholders, to the extent applicable, in accordance with the provisions of the Israeli Companies Law. Accordingly, the Company is seeking shareholder approval of the Extended Exercise Period (as defined below) as a term of compensation applicable to all current and future Office Holders.

Accordingly, on September 16, 2026, the Compensation Committee and the Board approved, subject to the approval of our shareholders at this Special Meeting, an amendment to the post-termination exercise provisions of the Company’s standard form of share option agreement under the 2018 Plan, to extend the post-termination exercise period for vested share options held by the Office Holders from three (3) months to five (5) years following the date of such Office Holder’s Termination of Service (or, if earlier, the original expiration date of the applicable option) (the “Extended Exercise Period”).

The Board believes that extending the post-termination exercise period for Office Holders from 90 days to five (5) years is appropriate for the following reasons:

i.	Retention and Long-Term Alignment. A longer post-termination exercise window allows Office Holders who depart the Company to retain a meaningful equity stake, reinforcing the connection between their contributions during their tenure and the Company’s long-term performance. This is particularly important for a clinical-stage biopharmaceutical company such as Entera, where the realization of shareholder value may depend on long-duration clinical and regulatory milestones that extend well beyond a departing Office Holder’s service period. The Board believes that the Extended Exercise Period reduces the pressure on Office Holders to exercise options prematurely (or forfeit them) upon departure, including in circumstances where exercise may require a significant cash investment or may be affected by applicable trading restrictions. The Extended Exercise Period does not provide additional vesting or extend the original term of any option.

ii.	Competitive Market Practice. In considering the Extended Exercise Period, the Compensation Committee and the Board reviewed market practices relating to post-termination exercise periods, including practices adopted by other Israeli public companies. Certain public companies have adopted equity arrangements under which vested options held by eligible participants may remain exercisable following termination of service for periods substantially longer than 90 days and, in certain circumstances, through the options’ original expiration dates. The Compensation Committee and the Board considered market practices, together with the Company’s particular circumstances and the long-term nature of value creation in the biopharmaceutical and technology industries, in determining that the proposed five-year Extended Exercise Period is appropriate. The proposed Extended Exercise Period does not extend any option beyond its original expiration date.

If approved, Section 3 of the Company’s standard form of share option agreement under the 2018 Plan, as applied to Office Holders, would be replaced in its entirely as follows (with the amended language shown in bold for illustrative purposes only):

“If the Participant incurs a Termination of Service by the Company for Cause, any Options held by the Participant shall be immediately cancelled and may not thereafter be exercised, even if exercisable on the date of such Termination of Service.

If the Participant incurs a Termination of Service for any reason (including as a result of death or Disability) other than for Cause, the Option, to the extent vested as of the date of such Termination of Service, may be exercised by the Participant or, following the Participant’s death (whether on or after the date of such Termination of Service), by the Participant’s designated Beneficiary, estate or other permitted transferee, at any time before the earlier of (i) the five (5) year anniversary of the date of the Termination of Service, and (ii) the original expiration date of such Option. To the extent the Option was not vested and exercisable on the date of the Participant’s Termination of Service, such portion of the Option shall terminate.”

All other terms of the share option agreement, will remain unchanged.

If approved by the shareholders, the Extended Exercise Period will apply to all share options held or to be held by Office Holders, whether granted pursuant to the proposals being approved at this Special Meeting (including, without limitation, the Top-up Grants),options previously granted under the 2018 Plan on a retroactive basis (such that the option agreements governing such previously granted options shall be deemed amended to reflect the Extended Exercise Period), or options to be granted in the future to any individual who is an Office Holder at the time of grant (or who subsequently becomes an Office Holder while holding outstanding options), in each case, without the need for further shareholder approval with respect to the Extended Exercise Period. For the avoidance of doubt, the Extended Exercise Period (i) applies solely to the vested portion of an applicable option, (ii) does not accelerate or otherwise modify the vesting schedule of any option, (iii) does not modify the exercise price of any option, and (iv) does not extend the original expiration date or original term of any option.

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

The Extended Exercise Period applies solely to options held by Office Holders. Options held by other participants under the 2018 Plan who do not serve as officers or directors of the Company will continue to be governed by the post-termination exercise provisions set forth in their respective option agreements and as previously approved by the Company.

The change will be effectuated through amendments to the applicable individual share option agreements (for previously granted options) and through the inclusion of the Extended Exercise Period in the standard form of option agreement used for future grants to Office Holders.

The Extended Exercise Period does not result in the issuance of any additional Ordinary Shares and does not increase the number of Ordinary Shares reserved for issuance under the 2018 Plan.

Proposal

Shareholders are being asked to adopt the following resolution:

“RESOLVED, that the extension of the post-termination exercise period for vested share options granted or to be granted to the Company’s Office Holders, as described in Proposal Eight of the Company’s Proxy Statement for the Company’s 2026 Special Meeting, be, and it hereby is, approved.”

Vote Required

Proposal Eight requires the affirmative vote of a simple majority of our Ordinary Shares voted in person or by proxy, meaning that more votes must be cast “for” than “against” for Proposal Eight, and abstentions and broker non-votes have no effect on the outcome of Proposal Eight. In addition to the simple majority vote described above, the Israeli Companies Law requires further, to the extent applicable pursuant to the provisions of the Israeli Companies Law, that either (i) such majority must include a simple majority of the votes cast by shareholders having no personal interest in the matter (excluding abstentions) or (ii) the total number of votes of shareholders mentioned in clause (i) above who voted against such proposal does not exceed 2% of the total voting rights in the Company.

Board Recommendation

The Board recommends that our shareholders vote “FOR” the adoption of this resolution.

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

where to OBTAIN ADDITIONAL information

We maintain an internet website at https://investors.enterabio.com/. Copies of the committee charters of each of the Audit Committee, Compensation Committee and Nominating and Governance Committee can be found under the Company — Investors — Corporate Governance section of our website, and such information is also available in print to any shareholder who requests it through our Investor Relations department at the address below.

We maintain copies of our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, free of charge, through the Investors — SEC Filings section of our website at https://investors.enterabio.com/.

Expenses relating to this proxy statement

We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors, and employees may solicit proxies by personal interview, telephone, facsimile, email or other method without extra compensation for that activity. We may also retain an independent contractor to assist in the solicitation of proxies. If retained for such services, we will pay the related costs. We may reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose accounts they hold Ordinary Shares.

By order of the Board of Directors,

Geno J. Germano
Chairman of the Board

[___], 2026

Entera Bio Ltd. | 2026 Special Meeting Proxy Statement

Appendix A

FORM OF AMENDMENT TO THE ENTERA BIO LTD. 2018 EQUITY INCENTIVE PLAN

This Amendment (the “Amendment”) to the 2018 Equity Incentive Plan (the “2018 Plan”) of Entera Bio Ltd., a company organized under the laws of the State of Israel (the “Company”), is made effective as of November 24, 2026. Unless otherwise specifically defined herein, each capitalized term used herein shall have the meaning afforded such term under the 2018 Plan.

WHEREAS, the Board of Directors of the Company (the “Board”) via meeting of the Board held on September 16, 2026, determined it to be in the best interests of the Company to amend the 2018 Plan to increase the aggregate number of ordinary shares, par value NIS 0.0000769 per share (“Ordinary Shares”) of the Company authorized for issuance thereunder by a one-time additional amount of 13,937,915 Ordinary Shares (the “Share Increase”); and

WHEREAS, at the Company’s 2026 special meeting of shareholders held on November 24, 2026, the Company’s shareholders approved the Share Increase.

NOW, THEREFORE, be it resolved that the 2018 Plan is hereby amended as follows:

1. Section 4(a) of the 2018 Plan is hereby deleted in its entirety and replaced with the following:

“Subject to adjustment as provided in Section 4(c), the maximum number of Shares available for issuance under the Plan shall not exceed 12% of the Company’s issued and outstanding share capital as of the Effective Date; provided that, (a) starting on January 1, 2019, on January 1 of each year, the total number of Shares available for issuance under the Plan will be increased by an amount equal to the lesser of (i) 5% of the Company’s outstanding Shares on December 31 of the immediately preceding year or (ii) such number of Shares as determined by the Board in its discretion, (b) on September 7, 2022, the total number of Shares available for issuance under the Plan shall also be increased by a one-time amount equal to 576,188 Shares and (c) on July 31, 2024, the total number of Shares available for issuance under the Plan shall also be increased by a one-time amount equal to 1,788,515 Shares, (d) on July 14, 2026, the total number of Shares available for issuance under the Plan shall also be increased by a one-time amount equal to 2,500,000 Shares and (e) on November 24, 2026, the total number of Shares available for issuance under the Plan shall also be increased by a one-time amount equal to 13,937,915 Shares. Shares underlying Replacement Awards and Shares remaining available for grant under a plan of an acquired company or of a company with which the Company combines, appropriately adjusted to reflect the acquisition or combination transaction, shall not reduce the number of Shares remaining available for grant hereunder.”

2. To record the adoption of this Amendment to the 2018 Plan by the Board, and the approval by the Company’s shareholders of this Amendment effective as of November 24, 2026, the Company has caused its authorized officer to execute the same as of the date first set forth above.

ENTERA BIO LTD.

By: /s/ Miranda Toledano

Name: Miranda Toledano

Title: Chief Executive Officer

Appendix B

ENTERA BIO LTD.

DIRECTORS AND OFFICERS COMPENSATION POLICY

1.	PURPOSE

This document is designed to determine, describe and detail the policy of Entera Bio Ltd. (the “Company”) with respect to the Terms of Office and Employment of the Company's Office Holders (as defined hereunder), its components and the manner in which they are determined, inter alia, in accordance with the provisions of the Israeli Companies Law, 5759-1999, or "Companies Law" (the “Compensation Policy” or “Policy”).

2.	DEFINITIONS

“Office Holders” - as such term is defined under the Companies Law, including members of the Company's board of directors, or the Company's general manager, chief executive officer (CEO), a deputy chief officer, chief financial officer, and any person holding such position in the Company, irrespective of his or her title, and also any manager who reports directly to the CEO of the Company (i.e., C-level officers).

“Officers” - the Company's general manager, CEO, a deputy chief officer, chief financial officer, and any person holding such position in the Company, irrespective of his or her title, and also any manager who reports directly to the CEO of the Company (i.e., C-level officers).

“Directors” - members of the Company's board of directors.

“Terms of Office and Employment” of Office Holders – as such term is defined under the Companies Law.

Terms not otherwise defined herein shall have the meaning ascribed to them in the Companies Law, unless the context dictates otherwise. To the extent any provision herein conflicts with the conditions of any applicable law, the provisions of such applicable law shall prevail over this Policy, and the Company's board of directors (the “Board”) is empowered hereunder to interpret and enforce such prevailing provisions. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

3.	CONSTRUCTION; EFFECT

This Compensation Policy shall take effect as of the date of its approval by the general meeting for three years, in accordance with the provisions of the Companies Law (the “Effective Date”), and shall apply to the Terms of Office and Employment of Office Holders that are approved following the Effective Date.

This Policy shall not apply, shall have no effect with respect to, or derogate from, any Terms of Office and Employment of any Office Holder which are in effect prior to the Effective Date.

Nothing in this Policy shall confer upon any person, including, any Office Holder, any rights, entitlements, benefits or remedies whatsoever, including any right or entitlement to any compensation, remuneration or benefits of any kind or nature. The Terms of Office and Employment of an Office Holder shall only be as set in an agreement between such Office Holder and the Company or in a written undertaking of the Company or in a resolution of the Company's Compensation Committee, Board and shareholders (to the extent shareholder approval is required by law) setting forth the Terms of Office and Employment and their applicability to the relevant Office Holder.

The provisions of this Policy determine, inter alia, the framework for various components of compensation. Any deviation from this Compensation Policy shall be subject to the approval of the Company’s Compensation Committee, Board and shareholders, to the extent required by law. However, if the applicable corporate organs of the Company determine, with respect to a specific Office Holder, that such Office Holder is entitled to compensation components that are inferior to those indicated herein, such shall not be deemed as deviation from the Compensation Policy.

To the extent that after the Effective Date a relief is granted as to the mandatory or minimum requirements prescribed by applicable law to be included in a Compensation Policy, or any limitation contained in this Policy is more stringent than that required by applicable law, then such relief or less stringent limitation shall be deemed incorporated by reference into this Policy notwithstanding anything else to the contrary, unless otherwise determined by the Board.

4.	GENERAL BACKGROUND

4.1.	Objectives

This Compensation Policy is designed to promote and advance the Company's long-term objectives, work plans and policy, and to create appropriate incentives subject to any law, taking into consideration, inter alia, the Company’s risks management policy, in view of the Company's size, the nature of its activities and its financial state.

In support of this goal, compensation practices, including variable compensation, for the Company's Office Holders, are designed to meet the following objectives:

4.1.1.	Improve business results and strategy implementation, and support the Company’s work-plans, from a long-term perspective;

4.1.2.	Align Officers’ and Directors' interests with those of the Company and its shareholders and incentivize Officers and Directors to create long- term economic value for the Company;

4.1.3.	Create motivation for Office Holders to attain a high level of business achievements without taking unreasonable risks;

4.1.4.	Create a clear line-of-sight between Officers’ and Directors' compensation and both Company and individual performance;

4.1.5.	Establish an appropriate balance between the various compensation components - fixed vs. variable compensation, quantitative and measurable components vs. discretionary components, short-term vs. long-term components, compensation in cash vs. equity-based compensation and benefits and perquisites, to ensure sustained business performance over time; and

4.1.6.	Utilize market benchmark compensation tools to ensure our Officers and Directors are compensated fairly and best practices are implemented.

4.2.	Primary Bodies Involved in Determining the Compensation Policy for Office Holders

The parties involved in determining the Company's Compensation Policy are:

•	The Compensation Committee – (i) makes recommendations to the Board regarding the approval of the Compensation Policy for Office Holders and any extensions and updates to the Policy to the extent required; (ii) approves the Terms of Office and Employment of Office Holders; and (iii) subject to certain requirements prescribed by the Companies Law, may determine to exempt a transaction from shareholder approval.

•	The Board of directors – (i) approves the Compensation Policy for Office Holders; (ii) periodically reviews the Compensation Policy; and (iii) is responsible for updating it as and when necessary.

•	The General Meeting (shareholders) - approves the Compensation Policy, as required by law.

The Compensation Committee and the Board shall review this Compensation Policy from time to time, as required by the Companies Law. This Compensation Policy shall be brought for reconsideration and re-approval, as required by the Companies Law (currently, every three years).

4.3.	Business Environment and its Impact on Compensation of Office Holders

The Company's Compensation Policy was designed, inter alia, to ensure the Company's ability to recruit and retain the highly talented Office Holders with appropriate qualifications, in accordance with and subject to the objectives of the Compensation Policy set forth in Section 4.1, including the promotion of the Company's goals in the long-term.

5.	OFFICE HOLDER’S COMPENSATION IN VIEW OF COMPANY VALUES AND BUSINESS STRATEGY

5.1.	Compensation According to the Office Holder’s Characteristics and Experience

Office Holder's Terms of Office and Employment shall be determined, for each of the various compensation components, while taking into account the Office Holder’s education, skills, qualifications, expertise, professional experience and accomplishments, as well as the Office Holder's position, areas and scope of responsibilities and his or her prior compensation agreements.

5.2.	Ratio Between Office Holders Compensation and Compensation of Other Company Employees

Nevertheless, since the Company employs a relatively small number of employees most of whom have unique professional expertise, the Company attaches importance to the creation of appropriate compensation for all of its employees and in preserving reasonable gaps between the overall cost of the Terms of Office and Employment of Office Holders and the overall cost of salary (including any payment or benefit) of the other Company employees.

In determining the Terms of Office and Employment of Office Holders, the Compensation Committee and the Board will examine, inter alia, the ratio between the overall Terms of Office and Employment of Office Holders and the average and median salary of the Company's employees and contractors other than the Company's Office Holders, as well as the possible ramifications of such ratio on the work environment in the Company.

The Compensation Committee and the Board have examined the current ratio, and believe that this ratio is appropriate and reasonable, taking into account the size and nature of the Company, its value, scale of business, the mixture of manpower, its field of business and its ramifications on the work environment of the Company.

5.3.	Relationship Between the Company's Business Results and Office Holders Compensation

The Company's policy is that the overall Terms of Office and Employment for Officers should be considerably influenced by its business results as well as the individual contribution, responsibility and professional expertise of each Officer to the achievement of these results. The influence of the business results and the individual contribution on the compensation shall increase the higher the Office Holder's position is. In accordance, the higher the position is, the weight of the variable compensation that is performance based in relation to the overall Terms of Office and Employment shall increase, all as specified in Section 4.2 below.

6.	PRIMARY CONCEPTS OF THE COMPENSATION POLICY

6.1.	Overall Compensation Concept

The Company's Compensation Committee and Board believe that the overall compensation of each employee, and in particular of Office Holders, should be comprised of a number of different components, such that each element rewards the employee for a different element of his or her contribution to the Company, thus achieving the objectives of the Company's Compensation Policy:

•	Base salary - designed to partially reward the Office Holder for his or her devotion and contribution to the performance of his or her role and the daily performance of his or her tasks. The base salary takes into account the Office Holder's skills, experience, expertise, education, professional qualifications etc., and the requirements of the role and the responsibilities and authorities it carries.

•	Benefits and perquisites - some of which are mandatory according to law (such as pension, severance pay, vacation days, sick leave, recuperation pay, etc.), some of which are common market practice (such as health insurance, further education funds, all which may have certain tax benefits for the employee and the Company) and others are designed to compensate the employee for expenses incurred in fulfilling the position (such as car lease, travel expenses, phone, etc.).

•	Variable performance-based awards (e.g. annual bonus) - designed to reward the Office Holder for his or her achievements and contribution to attaining the Company's goals during the course of the period for which the variable compensation is paid and to supplement the base salary. The weight of variable performance-based compensation in relation to the overall compensation shall increase the higher the Officer’s position is.

•	Equity-based compensation - designed to link long-term shareholder returns and the compensation of Office Holders of the Company. Equity- based compensation creates a correlation between the interests of employees and Office Holders and the interests of the Company’s shareholders, and assists in creating motivation and in retaining the key personnel in the Company.

6.2.	Ratio Between Variable and Fixed Components of the Compensation Package

The rate of the annual variable components (including, without limitation, cash bonuses, performance-based awards and equity-based awards) of the Office Holders overall annual compensation package (comprised of the base salary and variable components) shall not exceed the 90% of the Office Holder's total compensation package.

A deviation of up to 10% of these terms shall not constitute a deviation or deflection from the compensation policy.

Note that this refers to the planned ratio only, assuming the receipt of the target bonus as stated in this policy. The actual ratio between the components of the compensation package, in a given year, may be different due to underperformance or overachievement impacting the variable compensation, as stated in this Policy.

6.3.	Market comparison (benchmark)

To determine the salary for the recruitment of our new Office Holders, a comparison shall be made of the acceptable salary in the market for similar positions in companies similar to the Company (“Peer Group”). For purposes of the foregoing comparative studies, companies meeting the following characteristics shall be selected:

•	Companies operating in the field of biotech, pharmaceutical, drug development or other related fields;

•	Israeli companies whose shares are traded on the NASDAQ Stock Market or NYSE to the extent practicable, based in Israel, and preferably, with officers residing in the US; if the number of such companies is lower than 10, the Peer Group may also include US companies; and

•	Companies of similar size in the following financial dimensions: market cap, shareholder equity, balance sheet, sales turnover, operating profit and/or net profit, as provided in the most updated published information or the Company's last annual report.

The Company shall make reasonable efforts to include at least 10 companies in the Peer Group (but in no event less than 5 companies).

The comparative study shall address all the components of the compensation package and shall include (to the extent the information is available):

•	the acceptable range of base salaries for similar positions (including the split within the range);

•	the acceptable range for annual bonuses;

•	the acceptable range for equity-based compensation; and

•	the benefits and perquisites that are acceptable in the market.

7.	COMPENSATION COMPONENTS

7.1.	Base Salary

7.1.1.	Determination of the base salary for Officers

The base salary for an Officer shall be determined during the course of negotiations for his or her employment in the Company, which shall be conducted by the person who shall directly supervise the Officer (for the CEO - the chairman of the Board, for any other Officer - the Company's CEO, or whoever is appointed on behalf of the chairman or CEO for such purposes). The Officer’s intended supervisor may determine the base salary within the range determined in the directives of this policy (as detailed in the following table in Section 7.1.1.3 below) and the salary shall be brought before the relevant Company organs for approval, as required by law.

In determining the base salary, the Office Holder’s characteristics and experience, as provided in Section 5.1 above, shall be taken into consideration, as well as the acceptable salary conditions for similar positions in Peer Group companies, as other companies which compete with the Company for similar talents. The Company's financial state and cash position at the time of recruitment shall also be taken into consideration.

The base salary shall also be subject to any requirements or restrictions prescribed by the Companies Law, U.S. securities laws, NASDAQ rules, any other applicable law from time to time, and (with regard to U.S. based Officers) evolving best practices among shareholder advisory and institutional investor groups.

The Company believes that the emphasis of its Compensation Policy should be on performance based compensation, and therefore, the Company's policy is to determine a base salary which is targeted at the median salary in the relevant market for similar positions (including in Peer Group companies), alongside variable performance based compensation and long-term compensation components that will bring the Officer’s overall compensation to a level which will allow the Company to recruit and retain the highly talented management personnel it requires for continuation of its success.

Since Officers hold management positions within the meaning of the Hours of Work and Rest Law, 5711-1951, Officers shall not be entitled to compensation for overtime work or work on the day of rest.

7.1.1.1.	Internal comparison - in determining the salary for the recruitment of a new Officer, the following considerations shall be taken into account, as well as their potential impact on the Company’s labor relations as a whole and within the management team:

•	The gap between the proposed salary of the Officer and the salary of the other Officers of the Company.

•	The ratio between the proposed salary of the Officer and the salary of the other employees of the Company.

•	If there are Officers with similar positions in the Company - the gap between the proposed salary of the Officer and the salary of Officers in similar positions.

•	The geographical location of the Officer.

7.1.1.2.	Geographical Location - To the extent necessary, the Company may employ an Officer outside of Israel. In such case, the process of determination of his or her salary, shall be adjusted to the country where such Officer is employed and shall be applied by reference to the compensation practices customary in that Officer's local market and geographical location of training and or resident. Notwithstanding the foregoing, In the event that the salary of Officers (either in Israel or outside of Israel) deviates from this policy, the salary shall be considered as deviating from this Policy and shall be subject to the approval process required for compensation in deviation from the Policy.

7.1.1.3.	The maximum amount of monthly salaries for Company's Officers shall be:

Rank	Maximum
CEO	$65,000
C-level Officers	$50,000

A deviation of up to 10% above and below the ranges detailed in the table shall not constitute deviation from the Compensation Policy.

The base salaries of the Company's Officers shall be linked to the Consumer Price Index (or a similar index customary in the country in which the employee is located, if not Israel).

7.1.2.	Periodical review and update of salary

In order to retain Office Holders other than non-employee and non-executive Directors, such Office Holders' base salary shall be reviewed annually by the Compensation Committee and the Board, taking into consideration the challenges of the given year and the following year, the complexity of such Office Holders’ roles, their scope and importance to the Company's performance - all based upon the Company's resources and in comparison to the acceptable salary for similar roles in the relevant market. To the extent necessary, a proposal regarding an increase to all or any of the Office Holders' salaries shall be prepared and brought before the Company's relevant organs for approval, as required by law.

7.2.	Variable Compensation

Variable compensation components are intended to achieve, inter alia, the following objectives:

•	To link Office Holders' compensation to the Company's achievement of business goals and targets and the maximization of its profits, with a long-term view and in accordance with the office holder's position, and align Office Holders’ interests with those of the Company and its shareholders.

•	Increase the Officers' motivation to attain a high level of business achievements without taking unreasonable risks.

•	Correlating some of the Company's payroll costs with its performance and enhancing its financial and operational flexibility.

7.2.1.	Annual bonus

The Company's Officers shall be entitled to an annual bonus, based upon the annual bonuses plan, which shall be brought before the Compensation Committee and the Board for approval.

7.2.1.1.	Principles

Annual bonuses for Officers shall be calculated according to an annual bonus plan, to the extent it is determined and approved by the Company's Compensation Committee and Board, at the beginning of each calendar year for which the bonus is paid. The annual bonus plan shall be comprised of the following provisions:

•	Payment thresholds, based on one or more quantitative financial Company performance measure(s) during the year for which the bonus is paid (such as capital investments, cash balance relative to equity, obtaining approval from the authorities in the target markets, and other quantitative performance measures suitable to the company). The Compensation Committee and the Board shall determine the measure according to the Company's targets for the bonus year, based on the Company's short and long term objectives. If an Officer does not meet the threshold performance measures in a given calendar year, calculated on a weighted average basis, he or she will not be entitled to an annual cash bonus. The lower percentage threshold is 75 % for each Officer. The Compensation Committee and the Board may determine that in respect of any specific year, all or any particular Officer or Officers shall not be entitled to any annual bonus.

•	Target bonus for each Officer - the target bonus is the annual cash bonus amount to be paid to an Officer upon achievement of 100 % of the Officer's performance measures. The target bonus shall be set in monthly employer salary cost multiplier terms. A target bonus shall be identical for each Officer of a particular rank and shall not exceed the following:

Rank	Target bonus (multiplier of monthly employer salary cost )
CEO	12
C-level Officers	10

•	Maximum bonus (in terms of a salary multiplier) is the maximum annual cash bonus to be paid to an Officer upon achievement of 125 % of the Officer's performance measures. The maximum bonus (bonus cap) for all Officers shall be 18 times the applicable monthly base salary;

•	The measures according to which the bonus shall be calculated for each Officer and their relative weights, in accordance with Section 7.2.1.2 below;

•	The performance measures and targets, for the bonus year.

7.2.1.2.	Determining the bonus plan performance measures and targets

Personal targets and performance measures shall be determined by the Compensation Committee and the Board for the CEO, and by the CEO for each of the other Officers of the company. The Officer's performance shall be measured according to such personal targets and performance measures. A weight shall be assigned to each measure for determining the annual bonus for each Officer, and the bonus paid to the Officer shall be determined in accordance with the weighted percentage of meeting the targets, as described below. There shall be three main categories of performance measures for each Officer:

•	Company measures - economic or strategic quantitative measures, relating to the Company's performance (capital investment, cash balance relative to equity, obtaining approval from the authorities in the target markets and other quantitative performance measures suitable to the company). These measures shall be the same for all Company Officers, and shall determine up to 40% of the total bonus of the Company's Officers.

•	Personal measures - quantifiable and measurable key performance indicators (KPIs) shall be determined for each Officer separately, according to his or her position. These measures shall determine up to 40% of the total bonus of the Company's Officers. The goals for each Officer's personal measures shall be based, to the extent possible, on performance focusing on the long-term view.

•	Managerial appraisal - an evaluation of each Officer’s performance in non-measurable terms. The managerial appraisal shall determine up to 20% of the total bonus of any Officer, including the CEO. At the beginning of each year, qualitative measures shall be determined on the basis of which the appraisal of each Officer shall be made.

The targets in the personal and managerial measures of each Officer shall be determined in accordance with the work plan targets for the bonus year.

7.2.1.3.	Determination of the bonus budget

The total annual budget for the bonuses of Company's Officers shall be determined according to the sum of the maximum bonuses of all Officers.

7.2.1.4.	Bonus calculation mechanism

The bonus for each Officer shall be calculated based on the achievement of the targets determined for each Officer for the bonus year.

The bonus for meeting each of such targets will be made on the basis of a pro-rata allocation of the Officers' bonus cap in accordance with the respective weight of each target, subject to the "payment line" formula determined in the annual bonus plan for Officers, which shall be multiplied by the target bonus (the personal bonus) of the Officer for the purpose of calculating the actual bonus.

The “payment line” shall determine:

•	The performance threshold, up to which the Officer shall not be paid any bonus whatsoever, as stated above.

•	The percentage of the target bonus which shall be paid in achieving the lower performance threshold;

•	A maximum bonus, as stated above.

Calculation of the target bonus percentage for each level of performance between the above-mentioned points shall be made by a linear method.

7.2.1.5.	The approval process for the actual bonus

At the end of each year, the extent of meeting targets by each of the Officers shall be determined. The extent of meeting targets of the Officer shall be translated into a rate of target bonus, according to the payment line formula.

The Compensation Committee and the Board shall have the right to reduce the Officers' annual bonus at their discretion, due to circumstances determined by the Compensation Committee and the Board.

The annual bonuses approved by the Compensation Committee and the Board shall be paid to the Officers with the first monthly salary paid after the approval of the annual bonuses by the Board.

7.2.2.	Special bonus

The Company's Compensation Committee and Board shall be authorized to award any of the Company's Officers a one-time special bonus (which is only based on non-measurable criteria) of up to an amount equal to a six month base salary (in addition to the annual bonus), in recognition of a significant achievement or for completion of an assignment, such as completion of a major transaction or achieving a major milestone with material effect over the Company's business, subject to applicable law. Such bonus is individual for any Officer and should be approved by the Company’s Compensation Committee and Board. Notwithstanding the aforesaid, the Company shall be authorized to award a special cash bonus which is only based on non-measurable criteria, only if the annual value of such bonus does not exceed an aggregate three months base salary, subject to applicable law.

7.2.3.	Equity-Based Compensation

The Company's Compensation Committee and Board believe that as part of the Office Holders' total compensation package, it is appropriate to offer a component of equity-based compensation, as customary by companies whose shares are publicly listed on the NASDAQ Stock Market or any other stock exchange, for the purpose of advancing the interests of the Company's shareholders by enhancing the Company's ability to attract, retain and motivate individuals to perform at the highest level. By virtue of the long-term nature of equity-based compensation plans, they support the Company's ability to retain senior managers in their position for the long term.

In view of the advantages of equity-based compensation plans, the Company shall offer its Office Holders, including directors (subject to the provisions of the Compensation Regulations), participation in an equity-based compensation plan according to the provision set forth below:

7.2.3.1.	Equity Incentive Plan

Subject to the approval of the Company's competent organs, as prescribed by law, the Company may offer Officers and Directors participation in an equity-based compensation plan (“Equity Incentive Plan”), which may include options to purchase shares, share appreciation rights, restricted shares, restricted share units, performance awards or other share-based awards (herein described collectively as “Awards”). The Equity Incentive Plan may provide for granting Awards in compliance with Section 102 of the Israeli Income Tax Ordinance, 5721-1961 in the "capital gains track", as applicable.

The Equity Incentive Plan, shall include the following:

•	The maximum number of securities available for issuance under equity incentive awards, and the dilution rate resulting from grants;

•	The method of allocating the grants among grantees;

•	Reserve pool for grants to Office Holders who may join the Company in the future, during the course of the term of the plan;

•	The vesting conditions for grants under the Equity Incentive Plan will be determined by the administrator and, in the case of restricted shares and restricted share units, will be set forth in the applicable Award documentation.

•	Options and share appreciation rights will have an exercise price determined by the administrator, that is no less than fair market value of the underlying ordinary shares on the date of grant, and subject to applicable law, unless otherwise approved by the Company’s shareholders from time to time;

•	The expiration date of the Awards - up to 10 years from the date of grant; and

•	Terms upon termination of employment or service (due to dismissal, resignation, death or disability) and change of control. The Company may set or update and amend the expiration terms of grants, as determined by the administrator from time to time, in accordance with the terms of the Equity Incentive Plan and the applicable law. The Equity Incentive Plan shall include a definition of a change of control, and the actions the Compensation Committee may take in the event of a change of control with respect to awards outstanding. In the event of a structural change of the Company (i.e., a transaction in which the Company's shares immediately prior to the transaction are converted into or exchanged for shares that represent at least a majority of the share capital of the surviving corporation, such as a re-domestication of the Company or a share flip), outstanding awards will be exchanged or converted into awards to acquire shares of the Company (if it is the surviving corporation) or the successor company in accordance with the applicable exchange ratio.

7.2.3.2.	Grants

Awards shall be granted to Office Holders of the Company in accordance with the terms of the approved Equity Incentive Plan, subject to the approval process required pursuant to the Companies Law.

When a new Office Holder joins the Company during the course of a plan, and granted an Award, such Award shall be granted out of the reserve determined in the Equity Incentive Plan.

Awards shall be granted from time to time and be individually determined and awarded, inter alia, according to the following considerations:

•	The Office Holder's contribution to the Company's performance;

•	The Office Holder's ability to influence the Company's future and performance;

•	The mix of compensation components to which the Office Holder is entitled and the desired mix of Awards;

•	The Office Holder's performance, skills, qualifications, experience, role and personal responsibilities; and

•	The desired competitive levels and dilution or pool limits.

7.2.3.3.	Maximum Value of Equity-Based Compensation

The maximum value of equity-based compensation, as of the grant date, per each calendar year, shall be up to 45 monthly base salaries for the CEO and up to 40 monthly base salaries for other Officers.

For the avoidance of doubt, full-value awards, including restricted shares and restricted share units, are expressly permitted under the Compensation Policy and subject to the terms of the Equity Incentive Plan. For purposes of testing compliance with the equity caps set forth in this Section 7.2.3.3 and under the Plan, full-value awards shall be counted at their grant-date fair market value, and a conversion ratio of two (2) options for each one (1) restricted share unit or restricted shares shall apply.

7.3.	Additional Benefits and Perquisites

7.3.1.	Benefits and perquisites (such as medical and health insurance, life insurance, savings, provident fund, vacations and sick days) may be granted to Officers in order, among other things, to comply with legal requirements and to accommodate compensation benefits customary in that Officer's local market (i.e., compensation packages may vary – based on the geographical location of the Company's Officers – US or Israel or other geographical locations).

7.3.2.	The Company may offer additional benefits and perquisites to Officers, which will be comparable to customary market practices, such as, but not limited to: company car benefits; company cellular phone; meals; etc.; provided however, that such additional benefits and perquisites shall be determined in accordance with the Company's policies and procedures.

7.3.3.	The Company may determine in its contractual engagement with the Officer that it would bear part, or all, of the expenses incurred by the Officer for the discharge of his or her duties, in accordance with the terms of the Company's policy in this regard.

8.	TERMINATION OF OFFICE CONDITIONS

8.1.	Advance Notice

An Officer shall be entitled to an advance notice period, in accordance with and subject to the provisions of the employment agreement and/or contractual engagement entered between the Officer and the Company, and in the absence of an advance notice provision in such agreement or engagement, as determined by applicable law. In any event, the advance notice period shall not exceed four months. During the course of the advance notice period, the Officer shall be required to continue to fulfill his or her position, unless the CEO (and in respect of the CEO, the Board) decides to release him or her from this obligation, and he or she shall be entitled to the continuation of all Terms of Office and Employment without change, during such period, with the exception that equity awards continuation shall be subject to the terms of the Equity Incentive Plan.

8.2.	Severance Payment

Officers shall be entitled to a severance payment (other than termination under circumstances which deprive the Officers of severance pay under Israeli law) of up the greater of (i) the minimum amount required under applicable law; (ii) any amount provided under the Officer's employment agreement and/or contractual engagement, entered into prior to the Effective Date of this Policy; and (iii) a cap of two times the Officer's monthly salaries per each year of service.

8.3.	Retirement and Termination Awards

As a general rule, no retirement and termination awards shall be determined in the Officers' personal employment agreements. The Compensation Committee and the Board (and as required by law, the shareholders), may approve a retirement award to Officers, in an amount not exceeding the following maximum amounts:

•	Employed by the Company as Officer for up to five years: up to 3 monthly base salaries.

•	Employed by the Company as Officer for five years or more: up to 6 monthly base salaries.

The retirement bonus may be granted after examining the Terms of Office and Employment during the Officer's employment period and the Company’s performance during such period, and may be approved in one or more of the following cases

•	Certain change of control related cases;

•	During his or her employment period the Officer has made a special contribution to the advancement of the Company’s business as shall be determined by the Compensation Committee;

•	In respect of any Officer other than the CEO, the CEO has recommended granting a retirement bonus.

Retirement bonus, if such is approved, shall be paid upon termination of employment relationship and shall be equal to the months approved multiplied by the (gross) base salary to which the Officer was entitled upon termination of his or her employment with the Company. Retirement bonus for Officer other than the CEO shall not include associated benefits. The retirement bonus for the CEO shall include accompanying benefits in accordance with the CEO’s employment agreement.

8.4.	Non-Competition

Officers shall undertake in writing, at the time they enter into an employment agreement with the Company, to refrain from competing with the Company in accordance with and subject to the provisions of the employment agreement and/or contractual engagement entered between the Officer and the Company. The non-competition provision applies for a period which is generally not less than 12 months following termination of employment. We have entered into written employment agreements with all of our Officers who are employed in the Company at the date of publication of the Policy. Each of these agreements contains provisions regarding confidentiality, non-competition/non-solicitation and ownership of intellectual property.

9.	NON-EXECUTIVE DIRECTORS' COMPENSATION

The Company aims to attract and retain talented directors with excellent educational background, qualifications, skills, expertise, professional experience and achievements, by providing a fair and competitive compensation program.

The compensation of non-employee and non-executive Directors of the Company shall be determined pursuant to the provisions of the Companies Law.

Elements:

•	Board Membership Fee. non-executive Directors will generally be entitled to receive an annual cash payment by virtue of their membership on the Board.

•	Committee Membership Fee. non-executive Directors will generally be entitled to receive an annual cash payment by virtue of their membership on one or more committees of the Board (which payments may vary by committee).

•	Board/Committee Chair Fee. The chair of the Board and/or the chair of the Board committees may also receive additional annual cash payments for their extra service in such capacities.

•	Equity-Based Compensation. non-executive Directors may also receive equity-based awards, which are intended to align directors’ interests with those of the Company and its shareholders over the long term. Such awards will generally be granted on an annual basis or on such other basis (such as an initial joining equity grant upon appointment to the Board) or in such other intervals all as approved by the Company’s shareholders from time to time.

•	Special Contribution. Any non-executive Director who takes on increased duties on behalf of the Company as determined by the Board, may receive additional payments, in recognition of their increased duties, subject to applicable law.

•	Insurance, Indemnification, Release. non-employee and non-executive Directors shall also be entitled to insurance, indemnification and release arrangements, as provided below.

The above compensation is designed to compensate directors for their services to the Company, without payment of additional per-meeting fees. Applicable value-added tax will be added to such compensation in accordance with applicable law.

The Company may reimburse or cover its non-executive directors (including travel and related expenses) incurred in connection with Board and its committees meetings or performing their services for the Company.

10.	OFFICE HOLDERS' INSURANCE, INDEMNIFICATION AND RELEASE

Office Holders may be covered by Directors' and Officers' liability insurance which the Company shall acquire, from time to time (the “Insurance Policy), in accordance with the Company's Articles of Association and the provisions of applicable law, including the Companies Law and the Companies Regulations (Reliefs Regarding Transaction with Interested Parties), 2000 (the “Relief Regulations”). Subject to the provisions of the Relief Regulations, the approval of the acquisition, extension, renewal or replacement of the Company's Insurance Policy shall only require the approval of the Company’s Compensation Committee provided that the Insurance Policy is on market terms and the Insurance Policy is not likely to materially impact the Company’s profitability, assets or obligations. Such insurance coverage may include “run-off” provisions covering the Directors’ and Officers’ liability following termination of service or employment.

The Company will release all current and future Office Holders from liability for actions taken in the performance of or related to the Director’s or Officer’s duties and provide each of them with indemnification to the fullest extent permitted by law and the Company's Articles of Association.

The Company awards, and shall continue to award, indemnification undertakings to Office Holders, to the extent permitted by the Companies Law and the Company's Articles of Association.

11.	GENERAL DISCRETION; CLAWBACK

11.1.	General Discretion

•	The Compensation Committee and the Board may, at their sole discretion, approve compensation terms that are lower than the thresholds and benchmarks described herein.

•	The Committee and the Board have the right to reduce any variable compensation to be granted to an Office Holder due to any circumstances determined by the Compensation Committee and the Board.

11.2.	Non-Material Updates

Subject to the provisions of the Companies Law, (i) a non-material update to the Terms of Office and Employment of an Officer other than the CEO may be approved by the CEO of the Company (and shall not require the approval of the Compensation Committee); and (ii) a non-material update to the Terms of Office and Employment of the CEO may be approved by Compensation Committee (and shall not require the approval of the Board and/or the general meeting) , provided that the updated terms are consistent with this Policy.

11.3.	Clawback

The Company's Office Holders are required to return any compensation paid to them (including any incentive-based compensation granted to them) on the basis of results included in financial statements that turned out to be erroneous and were subsequently restated, during the three year period following filing thereof. In such case, compensation amounts will be returned net of taxes that were withheld thereon, unless the Office Holder has reclaimed or is able to reclaim such tax payments from the relevant tax authorities (in which case the Office Holder will also be obligated to return such tax amounts).

The Officer shall refund the surplus bonuses sums, within one year from the date of the Company's notice with respect thereto, linked to the consumer price index, and if the Officer has received less, the Company shall pay the missing bonus amounts together with the next monthly salary. The Company, by written notice to the Officer 60 days in advance, may set-off all or part of the surplus bonuses sums from the bonuses owing to the Officer in respect of the following years.

For the avoidance of doubt, the terms of this Compensation Policy shall be in addition to, and shall not derogate from, the terms of the Company's Clawback Policy as may adopted or in effect from time to time, in compliance with Rule 10D-1 under the Exchange Act and the appliable Nasdaq rules (the “Clawback Policy”) or Section 304 of the Sarbanes-Oxley Act of 2002. Without limiting the foregoing, in the event of a conflict or inconsistency between the Compensation Policy and the Clawback Policy with respect to clawback's aspects, the Clawback Policy shall prevail.

12.	HEDGING AND PLEDGING

Officers and directors are prohibited from hedging or pledging their equity awards and any other Company securities. The no-hedging policy applies to each director and Officer until one year following termination of such director’s term of office or such Officer’s termination of employment, as applicable. Furthermore, Officers and directors may not pledge or use their equity awards or any other Company securities held by them as collateral for loans unless otherwise approved by the Compensation Committee and Board.

13.	RESERVED.

14.	MAINTENANCE OF THE COMPENSATION POLICY

14.1.	The Company’s Compensation Committee shall be responsible for maintaining the Compensation Policy updated.

14.2.	Updates to the Compensation Policy shall be approved by the Compensation Committee, the Board and the shareholders, as required under the Companies Law.

ENTERA BIO LTD.

PROXY CARD

FOR A SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, NOVEMBER 24, 2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ms. Miranda Toledano and Ms. Dana Yaacov-Garbeli as the true and lawful attorneys-in-fact, agents and proxies of the undersigned, with full power of substitution to each of them, to represent and to vote, on behalf of the undersigned, all of the ordinary shares of Entera Bio Ltd. (the “Company”), held of record in the name of the undersigned at the close of business on Thursday, October 1, 2026, at the Special Meeting of Shareholders of the Company (the “Special Meeting”). The Special Meeting is scheduled to be held on Tuesday, November 24, 2026, at 08:00 AM Eastern Time at Kiryat Hadassah, Minrav Building – Fifth Floor, Jerusalem Israel 9112002.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made with respect to the proposals described below, this Proxy will be voted identical to the Board of Directors’ recommendation with respect to such proposal and in such manner as the holder of the proxy may determine with respect to any other business as may properly come before the Special Meeting or all and any adjournments or postponements thereof. Any and all proxies heretofore given by the undersigned are hereby revoked.

The undersigned acknowledges receipt of the Notice of the Special Meeting of Shareholders and Proxy Statement of the Company relating to the Special Meeting.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF SHAREHOLDERS OF ENTERA BIO LTD. Tuesday, November 24, 2026 GO GREEN e - Consent makes it easy to go paperless . With e - Consent, you can quickly access your proxy material, statements and other eligible documents online, while reduc - ing costs, clutter and paper waste . Enroll today at equiniti . com/us/ast - access . Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting The Notice of Meeting, proxy statement and proxy card are available at www.eqproxyportal.com/22270/special Please sign, date and mail your proxy card in the envelope provided as soon as possible. Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS ON THE AGENDA OF THE MEETING. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 112426 1. To approve an amendment to the Company's 2018 Equity Incentive Plan (the “ 2018 Plan”) to increase the number of Ordinary Shares issuable thereunder by 13 , 937 , 915 Ordinary Shares, as described in the accompanying proxy statement and attached as Appendix A thereto . 2. To approve a one - time equity grant, as described in the accom - panying proxy statement, to Ms . Miranda Toledano, our Chief Executive Officer and a Director . 3. To approve a one - time equity grant, as described in the accom - panying proxy statement, to Ms . Dana Yaacov - Garbeli, our Chief Financial Officer . 4. To approve a one - time equity grant, as described in the accom - panying proxy statement, to Mr . Hillel Galitzer, our Chief Operating Officer . 5. To approve a one - time equity grant, as described in the accom - panying proxy statement, to Mr . Gregory Burshtein, our Chief of Research and Development . 6. To approve the amended and restated compensation policy for the directors and officers of the Company, as described in the accompanying proxy statement and attached as Appendix B thereto . 7. To approve the amended terms of compensation of the Company's non - executive directors, as described in the accom - panying proxy statement . 8. To approve the extension of the post - termination exercise period for share options granted or to be granted to the Company's offi - cers and directors, as described in the accompanying proxy statement . FOR AGAINST ABSTAIN Name & Signature of shareholder (if joint) Date: To change the address on your account, please check the box at right and indicate your new address in the address space above . Please note that changes to the registered name(s) on the account may not be submitted via this method . Name & Signature of shareholder Date: Note : Please sign exactly as your name or names appear on this Proxy . When shares are held jointly, each owner should sign . When signing as executor, administrator, attorney, trustee or guardian, please give full title as such . If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such . If the signer is a partner - ship, please sign in partnership name by authorized person . PLEASE NOTE that by signing and submitting this proxy card, you declare that you have no personal interest in items 2 , 3 , 4 , 5 , 6 , 7 and 8 except for a personal interest of which you have notified the Company about in writing, as required under the Israeli Companies Law 5759 - 1999 . For further information, please see the proxy state - ment .